Exhibit 10.20








                          AGREEMENT REGARDING LEASES


                                by and between


                     ALS PROPERTIES HOLDING COMPANY, LLC,


                     a Delaware limited liability company


                                      and


                      PSLT-ALS PROPERTIES HOLDINGS, LLC,


                     a Delaware limited liability company


                                  Dated as of


                               October 20, 2004

1.    Definitions............................................................1

2.    Lease.................................................................10

3.    Term..................................................................10

4.    Alterra Rent Payments.................................................12

5.    Capital Additions.....................................................12

6.    Assignment, Subletting and Material Contracts.........................13

7.    Default; Remedies.....................................................14

8.    Intentionally Deleted.................................................18

9.    Financial and Other Statements........................................18

10.   Additional Covenants of ALS Holdings..................................20

11.   Limitation on Liability...............................................22

12.   Facility Mortgages....................................................22

13.   Representations and Warranties........................................23

14.   Intentionally Deleted.................................................25

15.   Notices...............................................................25

16.   No Waiver.............................................................26

17.   Invalidity............................................................26

18.   Counterparts..........................................................26

19.   Cumulative............................................................26

20.   Governing Law.........................................................26

21.   Successors and Assigns; Relationship..................................26

22.   Entire Agreement......................................................27

23.   Survival..............................................................27

24.   Time..................................................................27

25.   Captions and Headings.................................................27


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26.   Waiver of Jury Trial..................................................27

27.   Guaranty..............................................................27

28.   Termination of Facility Management Agreements.........................27

29.   Joinder by Alterra Management.........................................29

30.   Joinder by Alterra Lessees............................................30

31.   Joinder by Provident Lessors..........................................30

32.   Intentionally Deleted.................................................30

33.   Security Deposit......................................................30

34.   Public Offering Information...........................................32

35.   Special Purpose Entity Covenants of ALS Holdings......................33





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


EXHIBITS:
--------

      Exhibit A   Provident Lessors
      Exhibit B   Alterra Lessees
      Exhibit C   Facilities
      Exhibit D   Guaranty


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



                          AGREEMENT REGARDING LEASES
                          --------------------------

     THIS AGREEMENT REGARDING LEASES (this "Agreement") is made as of the 20th day of October, 2004, by and between PSLT-ALS PROPERTIES HOLDINGS, LLC, a Delaware limited liability company ("PSLT-ALS Holdings"), and ALS PROPERTIES HOLDING COMPANY, LLC, a Delaware limited liability company ("ALS Holdings"), and is joined herein for certain limited purposes by ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Alterra Management"), and by the Alterra Lessees (as defined below).


                                   RECITALS
                                   --------

     A. PSLT-ALS Holdings is the owner of the beneficial interest in those certain entities listed on Exhibit A attached hereto and made a part hereof (each, a "Provident Lessor" and collectively referred to herein as the "Provident Lessors").

     B. ALS Holdings is the owner of the beneficial interest in those certain entities listed on Exhibit B attached hereto and made apart hereof (each, an "Alterra Lessee" and collectively referred to herein as the "Alterra Lessees")

     C. Each of the Provident Lessors, as lessor, has entered into a property lease agreement dated as of the date hereof (each, a "Property Lease" and collectively, the "Property Leases") with one of the Alterra Lessees, as lessee, for senior housing and/or assisted living and/or independent living facilities as more particularly described on Exhibit C attached hereto and made a part hereof (such facilities, including the land and any and all improvements thereon, are referred to herein individually as a "Facility" or collectively as the "Facilities", as the context may require).

     D. Alterra Management has entered into exclusive management and leasing agreements, dated as of the date hereof, with each of the Alterra Lessees to manage their respective Facilities (such agreements, as the same may be amended from time to time are collectively referred to hereafter as the "Facility Management Agreements").

     E. PSLT-ALS Holdings and ALS Holdings desire to enter into this Agreement regarding various agreements concerning the Facilities, and, in connection therewith, require various undertakings from Alterra Management, all as more particularly set forth herein.

     In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this paragraph shall have the meanings assigned to them in this paragraph and elsewhere in this Agreement and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "paragraphs" or "subparagraphs" and other subdivisions are to the designated paragraphs, subparagraphs and other subdivisions of this Agreement, and (iv) the words



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

"herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph or subparagraph or other subdivision.

     "Affiliate" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, fifty percent (50%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any other member of such limited liability company holding, directly or indirectly, fifty percent (50%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, fifty percent (50%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

     "Agreement" shall mean this Agreement including the exhibits attached hereto, as it and they may be amended from time to time as herein provided.

     "Alterra Rent Payments" shall mean the Master Rent and all other charges, payments and sums due hereunder.

     "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a complete or partial Condemnation of any Facility (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred in connection with obtaining any such award).

     "Bond Documents" shall mean, with respect to the Existing Facility Mortgages that are structured as bond financings, any and all documents evidencing, securing or otherwise entered into in connection with the outstanding obligations to the Erie County Industrial Development Agency and the Schenectady County Development Agency secured by the Facilities known as Wynwood of Kenmore and Wynwood of Niskayuna located in Erie County, New York and Schenectady County, New York, respectively, and with respect to any future Facility Mortgage that is structured as a bond financing, any and all documents evidencing, securing or otherwise entered into in connection with such Facility Mortgage.

     "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which the Federal Reserve System is authorized by law or executive action to close.

     "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of the improvements with respect to any Facility, or the material expansion of existing improvements, which are constructed on any parcel or portion of the Facility during the Term, including the construction of a new wing or new story, the renovation of existing improvements on such Facility in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units of the Facility, to change the



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


purpose for which such units are utilized or to improve materially the quality of the Facility, or any related improvement whose cost would be treated as a capital expenditure under GAAP.

     "Capital Addition Allowance" shall have the meaning given to such term in the Property Leases.

     "Capital Additions Cost" shall mean the cost of any Capital Addition, any Landlord Capital Addition or any Mandatory Capital Addition proposed to be made by ALS Holdings or any Alterra Lessee, whether paid for by any Alterra Lessee or Provident Lessor. Such cost shall include, but not be limited to, the following: (i) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and costs of related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by PSLT-ALS Holdings, which approval shall not be unreasonably withheld or delayed, (ii) if agreed to by PSLT-ALS Holdings in writing, in advance, the cost of any land (including all related acquisition costs incurred by any Alterra Lessee) contiguous to the Facility to which such additional land is to become a part for the purpose of placing thereon a Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iii) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (iv) title insurance charges; (v) reasonable attorneys' fees and expenses; (vi) filing, registration and recording taxes and fees; (vii) documentary stamp or transfer taxes, and (viii) all actual and reasonable costs and expenses of PSLT-ALS Holdings and any Provident Lessor or ALS Holdings and any Alterra Lessee incurred in connection with such Capital Addition; provided, however, that in no event shall the direct or indirect costs of any ALS Holdings employees be deemed a Capital Additions Cost (other than construction management agreements under the Facility Management Agreements that are arms-length and have market terms).

     "Capital Additions Reserve" shall have the meaning given to such term in Paragraph 10(d).

     "Change of Control" shall mean (i) the acquisition or attainment by any means by any Person, or two or more Persons acting in concert, of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 of the SEC) or control of 50% or more, or rights, options or warrants to acquire 50% or more, of the voting stock or membership interests in Guarantor, ALS Holdings or in any of the Alterra Lessees, or (ii) the merger or consolidation of Guarantor, ALS Holdings, any Alterra Lessee or any Person that directly or indirectly owns more than 50% of the membership interests in ALS Holdings or any Alterra Lessee with or into any other Person, or (iii) any one or more sales or conveyances to any Person of all or substantially all of the assets of Guarantor, ALS Holdings or any Alterra Lessee; provided, however, that either
(a) any transfer (including, without limitation, a transfer as a result of a merger or a business combination) of the direct or indirect equity interests in FIT-ALT Investors LLC, Emeritus Corporation or NW Select LLC (collectively, the "FEBC Members") or any Person holding directly or indirectly beneficial ownership or control of voting stock or membership interests in any of the FEBC Members or (b) any transfer of membership interests in FEBC-ALT Investors LLC ("FEBC-ALT") solely between and among any existing members of FEBC-ALT, shall not be deemed to be a "Change



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

of Control" for purposes of this Agreement. For purposes hereof, in no event will the Class B member interests in FEBC-ALT (the interests currently held by Emeritus Corporation and NW Select LLC) be deemed to constitute 50% or more of the member interests in FEBC-ALT.

     "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

     "Commencement Date" shall mean the date of this Agreement.

     "Condemnation" shall mean, with respect to any Facility, (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation; (ii) a voluntary sale or transfer of the Facility by any Provident Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and
(iii) a taking or voluntary conveyance of all or part of the Facility, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting any such Facility, whether or not the same shall have actually been commenced.

     "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     "Current Lease Payment" shall mean the sum of the Base Rent, as defined in each of the Property Leases, payable in the aggregate under all of the Property Leases, calculated for the prior twelve (12) month period (or shorter period for which the Lease Coverage Ratio is being calculated) after giving effect to the event for which the Lease Coverage Ratio is being calculated.

     "Default" shall mean any event or condition that, with the giving of notice and/or lapse of time, may ripen into an Event of Default.

     "Entity" shall mean any general partnership, limited partnership, limited liability company or partnership, corporation, joint venture, trust, business trust, cooperative or association.

     "Equity Transfer" shall have the meaning given to such term in Paragraph 6(c).

     "Event of Default" shall have the meaning given to such term in Paragraph 7(a).

     "Excess Cash Flow" shall mean the difference between NOI minus the aggregate Base Rent (as defined in the Property Leases) payable under all of the Property Leases.

     "Existing Facility Mortgage" shall mean the Facility Mortgage(s), other than any new Facility Mortgage(s) entered into by any Provident Lessor on the Commencement Date, that are in effect on the Commencement Date and with respect to the Property Lease between ALS Properties Tenant II, LLC and PSLT-ALS Properties II, LLC, shall mean the Facility Mortgages in effect on the date of the execution and delivery of such Property Lease.


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

     "Extraordinary Capital Expenditures" shall mean expenditures incurred in connection with Capital Additions to the Facilities which are not contemplated by the then current capital budget and other non-recurring expenditures incurred by the Alterra Lessees with respect to the Facilities that are not ordinary course repair and maintenance items.

     "Facility" or "Facilities" shall have the meaning set forth in the recitals.

     "Facility Management Agreement" shall have the meaning given to such term in the recitals of this Agreement.

     "Facility Mortgage" shall mean, with respect to any Facility, any encumbrance securing the repayment of indebtedness (and including any obligations in connection with any credit enhancement) now or hereafter placed upon the fee simple interest or leasehold interest, as applicable, in such Facility, provided such Facility is then subject to the terms of a Property Lease, together with all other documents and instruments evidencing or securing the indebtedness secured thereby.

     "Facility Mortgagee" shall mean the holder of a Facility Mortgage.

     "Facility State" shall mean the State in which the applicable Facility is located.

     "Fair Market Value" shall have the meaning set forth in the Property
Leases.

     "Financial Officer's Certificate" shall mean, as to any Entity, a certificate of the chief financial officer of such Entity, duly authorized, accompanying the financial statements required to be delivered by such Entity pursuant to Paragraph 9 in which such officer shall certify (i) that, to such officer's knowledge, such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Entity at and as of the dates thereof and the results of its and their operations for the periods covered thereby, and (ii) that such officer has reviewed this Agreement and, to such officer's knowledge, has no knowledge of any Event of Default hereunder.

     "First Renewal Notice" shall have the meaning given to such term in Paragraph 3(b).

     "GAAP" shall mean generally accepted accounting principles, consistently applied, and being principally derived from promulgations of The Financial Accounting Standards Board and The American Institute of Certified Public Accountants, or their successors.

     "Government Agency" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the Facility State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over PSLT-ALS Holdings, the Provident Lessors, ALS Holdings, the Alterra Lessees or the Facilities or any portion thereof.



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


     "Guarantor" shall mean the Person that is the "guarantor" under the Guaranty. The initial Guarantor is Alterra Healthcare Corporation, a Delaware corporation.

     "Guaranty" shall have the meaning given to such term in Paragraph 27.

     "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

     "Independent Director" shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director), officer, employee, partner, member, attorney or counsel of Guarantor or any Related Party of Guarantor; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Guarantor or any Related Party of Guarantor; (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the Immediate Family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Initial Term" shall have the meaning given to such term in Paragraph
3(a).

     "Inspector" shall have the meaning given to such term in Paragraph 34.

     "Intended Use" shall have the meaning given to such term in the Property Leases.

     "Landlord Capital Addition" shall have the meaning given to such term in the Property Leases.

     "Lease Coverage Ratio" shall mean the ratio of NOI to the Current Lease Payment for the applicable period.

     "Lease Year" shall mean each twelve month period commencing on November 1st during the Term, provided the first Lease Year shall include the period of time from the Commencement Date through October 31, 2005.

     "Legal Requirements" shall mean, as to any Facility, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the applicable Facility or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, all Permits and Licenses.

     "Letter of Credit" shall have the meaning given to such term in Paragraph 33(a).

     "Management Termination Event" shall have the meaning set forth in Paragraph 28(a).


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


     "Mandatory Capital Addition" shall have the meaning given to such term in Paragraph 5.

     "Mandatory Capital Addition Allowance" and "Mandatory Capital Addition Allowances" shall have the meaning given to such term in Paragraph 5.

     "Master Rent" shall mean an amount equal to (i) the aggregate Base Rent (as defined in the Property Leases) and all Additional Rent (as defined in the Property Leases), charges and other amounts payable under each of the Property Leases per month of the Term, less (ii) the amount of Base Rent, Additional Rent, charges and other amounts due and payable under the Property Leases for such month of the Term that was actually paid by the Alterra Lessees, the Lease Guarantor (as defined in the Property Leases) or Guarantor to the Provident Lessors (or offset against rent paid to applicable Facility Mortgagees in accordance with the terms of the Property Leases).

     "Minimum Capital Additions Amount" shall have the meaning given to such term in Paragraph 10(c).

     "Net Worth" shall mean, with respect to any Person, (x) the assets of such Person minus (y) the liabilities of such Person, all determined in accordance with GAAP.

     "NOI" shall mean, for the period in question, Total Revenues less Operating Expenses.

     "Notice" shall mean a notice given or received in accordance with Paragraph 15.

     "Officer's Certificate" shall mean a certificate signed by an officer of ALS Holdings or Guarantor, as applicable, duly authorized by the member of ALS Holdings or the board if directors of Guarantor, as applicable.

     "Operating Expenses" shall mean, for the applicable period, all expenses in the aggregate, for all of the Facilities (determined on an accrual basis in accordance with GAAP), incurred by any of the Alterra Lessees or any Related Party of any of them in connection with the operation of the Facilities or any use of the Facilities on a pro forma basis for the period in question, including a 5% management fee and an annual capital reserve equal to $400 per residential unit, provided, however, that the Current Lease Payment payable under the Property Leases shall not be included as an Operating Expense for purposes hereof.

     "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of ten percent (10%) and the maximum rate then permitted under applicable law, calculated from the date any payment obligation is due (except with respect to payments which are indeterminable prior to Notice from PSLT-ALS Holdings, in which event the Overdue Rate shall be calculated from the tenth (10th) day following the date such Notice was received).

     "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Related Parties, fifty percent (50%) or more of the voting or beneficial interest in such Person, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control such Person.

     "Permits and Licenses" shall have the meaning given to such term in the Property Leases.


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


     "Permitted Investments" shall mean United States Treasury securities, bank certificates of deposit issued by banks rated at least A by Standard & Poor's and other debt instruments rated at least A by Standard & Poor's and having maturities not longer than one (1) year, or investments otherwise approved by PSLT-ALS Holdings.

     "Permitted Management Incentive Program" shall mean the equity incentive plan for management of Guarantor as contemplated on the date of this Agreement, pursuant to which not more than ten percent (10%) of the interests in Guarantor shall be transferred (directly or indirectly).

     "Permitted Transfer" shall have the meaning set forth in Paragraph 6(b).

     "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

     "Property Lease" or "Property Leases" shall have the meaning given such term in the recitals hereto, as the same may be amended from time to time, subject to the terms of Paragraph 2 hereof.

     "Provident Lessors" shall have the meaning given such term in the recitals hereto.

     "Related Party" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, ten percent (10%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any other member of such limited liability company holding, directly or indirectly, ten percent (10%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, ten percent (10%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

     "Renewal Determination Notice" shall have the meaning given such term in Paragraph 3(b).

     "Renewal Term" shall have the meaning given such term in Paragraph 3(b).

     "SEC" shall mean the Securities and Exchange Commission.

     "Security Deposit" shall have the meaning set forth in Paragraph 33(a).

     "Special Purpose Entity" shall have the meaning given to such term in Paragraph 35(b).


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


     "Stock Purchase Agreement" shall mean that certain Amended and Restated Stock Purchase Agreement dated as of October 19, 2004, between Alterra Healthcare Corporation, as seller, and Provident Senior Living Trust, as acquiror.

     "Subsidiary" shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest, or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

     "Successor Guarantor" shall have the meaning set forth in Paragraph 6(b).

     "Term" shall mean, collectively, the Initial Term and each Renewal Term, to the extent properly exercised pursuant to the provisions of Paragraph 3, unless sooner terminated pursuant to the provisions of this Agreement.

     "Third Party Payor Programs" shall mean all third party payor programs in which any Alterra Lessee presently or in the future may elect to participate (but only during the time that any such Alterra Lessee has so elected to participate therein), including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans and other private insurance programs.

     "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

     "Total Revenues" shall mean, for the period in question, all revenues in the aggregate for all of the Facilities (determined on an accrual basis in accordance with GAAP) received by the Alterra Lessees or any Affiliate of any of them (without duplication) from the operation of the Facilities or any other use of the Facilities, or any portion thereof, including, without limitation, all resident rents and revenues received or receivable for the use of or otherwise by reason of all units, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Facilities, including, without limitation, and except as provided below, any other arrangements with third parties relating to the possession or use of the Facilities; provided, however, that Total Revenues shall not include: (i) allowances according to GAAP for uncollectible accounts, including credit accounts and charity care and other administrative discounts (other than allowance for uncollectible accounts related to Third Party Payor reimbursements properly submitted, which shall be deducted in determining Total Revenues), (ii) revenue from professional fees or charges by physicians and unaffiliated providers of services, when and to the extent such charges are paid over to such physicians or unaffiliated providers of services, or are separately billed and not included in comprehensive fees; (iii) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; (iv) revenues attributable to services actually provided off-site or otherwise away from a Facility, such as home health care, to persons that are not residents of a Facility; (v) security deposits of residents of a Facility; (vi) proceeds of any insurance coverage other than Third Party Payor Programs and rent loss or business interruption coverage; and (vii) any Award from any Condemnation.


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


     "Wrongful Distribution" shall mean, in the event that Alterra Rent Payments are due and owing and have not been made as required hereunder, the distribution of all or any portion of Total Revenues by ALS Holdings or any Alterra Lessee to the Parent of ALS Holdings or any Affiliate (other than ALS Holdings) thereof that results in inadequate monies being available to make the Alterra Rent Payments, to the extent of any such shortfall on a cumulative basis (it being the intent of the parties that no such distribution to ALS Holdings' Parent or any Related Party thereto (other than to ALS Holdings, PSLT-ALS Holdings or PSLT-ALS Holdings' Affiliates) should be made unless all Alterra Rent Payments due hereunder are current).

2. Lease.

     PSLT-ALS Holdings hereby grants to ALS Holdings certain rights contained herein relating to the Property Leases and ALS Holdings hereby grants to PSLT-ALS Holdings certain rights contained herein relating to the Property Leases, all as more particularly set forth herein. The parties hereto agree and acknowledge that from and after the effective date of any termination of any Property Lease as it relates to any individual Deleted Property (as defined in each of the Property Leases) in connection with a casualty event or Condemnation, such Deleted Property shall no longer be deemed to be a "Facility" for purposes of this Agreement.

3. Term.

     (a) Term. Subject to ALS Holdings' right to renew this Agreement and the Property Leases as set forth below, the initial term of this Agreement shall be coterminous with the term of each of the Property Leases, it being acknowledged that the initial term of the Property Leases expires at midnight on October 31, 2019, unless modified or earlier terminated pursuant to the terms of this Agreement or the Property Leases ("Initial Term").

     (b) Renewal Terms. Provided (i) there is not an existing and continuing Event of Default under this Agreement or under any of the Property Leases either on the date that ALS Holdings exercises the applicable Renewal Term or on the commencement date thereof, (ii) there is not an existing and continuing Management Termination Event under this Agreement either on the date that ALS Holdings exercises the first Renewal Term or on the commencement date thereof,
(iii) the Alterra Lessees or their approved successors-in-interest (including any approved sublessees) shall continue to be lessees of the Facilities, (iv) Guarantor shall deliver to PSLT-ALS Holdings an affirmation of the Guaranty, and (v) ALS Holdings shall deliver to PSLT-ALS Holdings affirmations of each Lease Guaranty (as defined in the Property Leases) with respect to each of the Property Leases, ALS Holdings, acting on behalf of each of the Alterra Lessees, shall have the option to renew all, but not less than all, of the Property Leases for two (2) additional five (5) year periods in accordance with the terms of the Property Leases (each, a "Renewal Term", and collectively, the "Renewal Terms"); provided, however, that the second five
(5) year renewal option shall be additionally conditioned upon ALS Holdings having exercised the first five (5) year renewal option with respect to all, but not less than all of the Property Leases. If ALS Holdings desires to exercise its option under this Paragraph 3(b) to renew all of the Property Leases, ALS Holdings shall deliver to PSLT-ALS Holdings written Notice (the "First Renewal Notice") not less than one (1) year prior to the expiration of the Initial Term or the initial Renewal Term, as applicable, requesting that PSLT-ALS Holdings deliver to ALS Holdings written Notice (the "Renewal Determination Notice") setting forth PSLT-ALS

Holdings' determination of the Lease Basis (as defined in the Property Leases) with respect to each of the Facilities to be used in the calculation of Base Rent (as defined in the Property Leases) under each of the Property Leases during the applicable Renewal Term. Within fifteen (15) days after the receipt by PSLT-ALS Holdings of the First Renewal Notice, PSLT-ALS Holdings shall deliver to ALS Holdings the Renewal Determination Notice, and, within fifteen
(15) days after delivery by PSLT-ALS Holdings to ALS Holdings of the Renewal Determination Notice, ALS Holdings shall, by written notice to PSLT-ALS Holdings, either (x) decline to extend the Property Leases and this Agreement for the applicable Renewal Term, in which event, ALS Holdings shall have no further renewal rights pursuant to this Paragraph 3(b), (y)(i) agree with PSLT-ALS Holdings' determination of the Lease Basis with respect to all of the Facilities as set forth in the Renewal Determination Notice and (ii) extend the Term of the Property Leases and this Agreement for the applicable Renewal Term using the Lease Basis for each of the Facilities as set forth in the Renewal Determination Notice for purposes of determining the Base Rent payable under the Property Leases for the applicable Renewal Term, or (z) disagree with one (1) or more of the determinations of Lease Basis set forth in the Renewal Determination Notice, in which event, the parties shall immediately initiate the appraisal procedures set forth in Paragraph 53 of the Property Leases with respect to the applicable Facility(ies). If ALS Holdings exercises its option pursuant to clause (z) of the immediately preceding sentence, ALS Holdings shall either accept or reject the determination of the Lease Basis for each of the Facilities either as set forth in the Renewal Determination Notice or as determined in accordance with the appraisal procedures set forth in Paragraph 53 of the Property Leases, as the case may be, not later than two hundred seventy (270) days prior to the expiration of the Initial Term or the expiration of the initial Renewal Term, as applicable, by written Notice to PSLT-ALS Holdings, which Notice shall constitute ALS Holdings' irrevocable election hereunder to (A) extend the Term of the Property Leases and this Agreement for the applicable Renewal Term using the Lease Basis for each of the Facilities determined in accordance with the terms of this Paragraph, or
(B) decline to extend the Property Leases and this Agreement for the applicable Renewal Term; provided, however, that if the appraisal procedures with respect to the applicable Facility(ies) are continuing in good faith between the parties, but the parties have not yet determined the Base Rent for all of the Facilities for the applicable Renewal Term, then ALS Holdings shall have an additional thirty (30) days to make its decision; provided, further, that in any event, ALS Holdings must make its election whether or not to extend the Property Leases and this Agreement not later than two hundred forty
(240) days prior to the expiration of the Initial Term or the expiration of the initial Renewal Term, as applicable, based upon either the Lease Basis set forth in the Renewal Determination Notice or the results of the appraisal procedures that have been completed as of such date. Upon the renewal of the Property Leases by ALS Holdings as provided in this Paragraph 3(b), this Agreement shall automatically, and without any action by any Person, be deemed to have been extended for the same term. In the event of such exercise, (1) PSLT-ALS Holdings and ALS Holdings shall enter into such confirmatory documents as may be necessary to effect such renewal of this Agreement, and
(2) PSLT-ALS Holdings and ALS Holdings shall cause and direct the Provident Lessors and the Alterra Lessees, respectively, to enter into such confirmatory documents as may be necessary to effect such renewals. Time shall be of the essence with respect to the giving of notices under this Paragraph 3(b).

4. Alterra Rent Payments.

     (a) Alterra Rent Payments. ALS Holdings shall pay to PSLT-ALS Holdings (or to such Person as PSLT-ALS Holdings may direct), in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, the Alterra Rent Payments required hereunder during the Term, except as hereinafter expressly provided. All payments to PSLT-ALS Holdings shall be made by wire transfer of immediately available federal funds or by other means acceptable to PSLT-ALS Holdings in its sole discretion. Payments for any partial month shall be prorated on a per diem basis based on a 360 day year and twelve (12) thirty (30) day months.

     (b) Master Rent. The Master Rent shall be paid in arrears on the first
(1st) day of each calendar month for the immediately preceding month, or if such day is not a Business Day, the immediately preceding Business Day.

     (c) Overdue Interest. If ALS Holdings fails to make any Alterra Rent Payment on or before the date such payment is due and payable and such amount remains unpaid for a period of five (5) Business Days, such past due payment shall bear interest at the Overdue Rate; provided, however, that with respect to any other sums or amounts to be paid by ALS Holdings hereunder, the Overdue Rate shall apply if such amounts remain unpaid for a period of five (5) Business Days after Notice thereof from PSLT-ALS Holdings is received by ALS Holdings (calculated from the date of such receipt). The amount of any interest due under this Paragraph 4(d) shall not be diminished by ALS Holdings' making a partial payment, except in such circumstances where ALS Holdings provides evidence reasonably satisfactory to PSLT-ALS Holdings that the payment rendered was intended as a full payment, and that the shortfall was due to a good faith mistake. Notwithstanding anything to the contrary contained in this Paragraph 4(c), in no event shall ALS Holdings have any obligation to pay interest to PSLT-ALS Holdings on any overdue amounts (including, without limitation, on the Master Rent) to the extent any Alterra Lessee has paid interest on such overdue amount under the applicable Property Lease, and, to the extent PSLT-ALS Holdings and any Provident Lessor each collect interest on the same overdue amount, PSLT-ALS shall promptly refund such interest payment to ALS Holdings.

     (d) Payment Without Abatement. No abatement, diminution or reduction of any payments required hereunder shall be allowed to ALS Holdings or any person claiming under ALS Holdings, under any circumstances or for any reason whatsoever, except to the extent expressly herein provided or to the extent expressly provided in the Property Leases.

5. Capital Additions.

     (a) Mandatory Capital Addition Allowances. PSLT-ALS Holdings agrees to make available, in its reasonable discretion, to ALS Holdings, from time to time, as hereinafter provided, the aggregate amount of up to Five Million Dollars ($5,000,000) for the purpose of funding the following Capital Additions to the Facilities: (i) if PSLT-ALS Holdings and ALS Holdings mutually agree in their reasonable discretion that a Capital Addition is necessary for the applicable Facility to be in compliance with Legal Requirements, subject to the right of ALS Holdings or the applicable Alterra Lessee to contest the applicable Legal Requirement pursuant to Paragraph 26 of the applicable Property Lease (including, without limitation, by reason of compliance of the applicable Facility with such Legal Requirement pursuant to a grandfather clause), or (ii) if PSLT-ALS Holdings, ALS Holdings and Alterra Management mutually agree in their reasonable discretion in writing that the cost of a Capital Addition proposed by ALS Holdings would constitute an Extraordinary Capital Expenditure (any such Capital Addition described in clause (i) or (ii) above is herein referred to as a "Mandatory Capital Addition", and any portion of the $5,000,000 disbursed in PSLT-ALS Holdings' reasonable discretion in connection with any such Mandatory Capital Addition is herein referred to as a "Mandatory Capital Addition Allowance" and collectively, the "Mandatory Capital Addition Allowances"). Notwithstanding the foregoing, if an Event of Default arises under the applicable Property Lease (as defined thereunder) as a result of the failure by ALS Holdings or the applicable Alterra Lessee to make any Mandatory Capital Addition described in clause (i) of the immediately preceding sentence, then PSLT-ALS Holdings and the applicable Provident Lessor shall have all rights and remedies available to such party under this Agreement or the applicable Property Lease, as applicable, to perform such work. ALS Holdings agrees that, in connection with any Mandatory Capital Addition Allowance, ALS Holdings shall, or shall cause the applicable Alterra Lessee to, provide PSLT-ALS Holdings or the applicable Provident Lessor with the information required to be provided pursuant to Paragraph 11(c) of the Property Leases relating to Landlord Capital Additions. The provisions of Paragraph 11(d) of the Property Leases shall govern the disbursement of Mandatory Capital Addition Allowances, provided that PSLT-ALS Holdings shall have no obligation to make any Mandatory Capital Addition Allowance pursuant to this Paragraph 5(a), if at the time of a disbursement of any Mandatory Capital Addition Allowance, an Event of Default shall have occurred and is continuing.

     (b) Mandatory Capital Addition Allowances Added to Lease Basis. All Mandatory Capital Addition Allowances made by PSLT-ALS Holdings pursuant to this Paragraph 5 shall be added to the Lease Basis under the related Property Lease for the applicable Facility such that the Base Rent under such Property Lease shall be adjusted in accordance with its terms (each such term as defined in the Property Lease).

6. Assignment, Subletting and Material Contracts.

     (a) Transfers Prohibited Without Consent. ALS Holdings shall not, without the prior written consent of PSLT-ALS Holdings, which consent may be withheld in PSLT-ALS Holdings' sole and absolute discretion, in each instance, sell, assign, pledge, hypothecate or otherwise transfer its ownership interest in any Alterra Lessee, in whole or in part, or any rights or interest which ALS Holdings may have under this Agreement. For the purposes of this Paragraph 6(a), except to the extent expressly permitted pursuant to this Paragraph 6, a Change of Control shall be deemed to constitute a prohibited sale of an ownership interest in each of the Alterra Lessees. If Guarantor pledges all or any portion of the equity interests in ALS Holdings, and if the holder of such pledge forecloses on its security interest in such equity interests, then the Person (including the pledgee) that acquires the pledged equity interests at foreclosure or otherwise and the circumstances of such transfer must comply with the provisions of this Paragraph 6. If given, the consent of PSLT-ALS Holdings to any such transfer shall in no event be construed to relieve ALS Holdings or such transferee from the obligation of obtaining the express consent in writing of PSLT-ALS Holdings to any further transfer. Any assignment or transfer in violation of this Paragraph 6(a) shall be voidable at PSLT-ALS Holdings' option.

     (b) Permitted Transfers. Notwithstanding anything to the contrary contained herein, and subject to the terms of any Facility Mortgage, PSLT-ALS Holdings shall have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed, to the proposed sale (including a sale in the form of a merger or business combination) of fifty percent (50%) or more of the outstanding shares of voting stock of Guarantor or voting stock or membership interests of any Parent of Guarantor, but excluding any Permitted Management Incentive Program from such calculation (a "Permitted Transfer"), provided that, PSLT-ALS Holdings' consent shall not be required if: (i) ALS Holdings provides PSLT-ALS Holdings written Notice of such proposed Permitted Transfer not less than thirty (30) days prior to the effective date thereof, together with evidence reasonably satisfactory to PSLT-ALS Holdings of compliance with clause (ii) below, (ii) ALS Holdings furnishes evidence reasonably satisfactory to PSLT-ALS Holdings that the industry experience in owning, operating and managing senior living facilities similar to the Facilities (as determined by PSLT-ALS Holdings) of the senior management of Guarantor or the Successor Guarantor, after giving effect to such transfer, is at least comparable to or better than that of Guarantor, (iii) ALS Holdings furnishes evidence to PSLT-ALS Holdings that the Net Worth of Guarantor or any successor entity proposed to be delivering a guaranty of this Agreement following any such Permitted Transfer (the "Successor Guarantor") shall at least equal the Net Worth of Guarantor immediately prior to such Permitted Transfer (which Net Worth determination shall not take into account any extraordinary and non-recurring transactions during the twelve (12) months prior to such Permitted Transfer which reduce the net worth of Guarantor),
(iv) ALS Holdings furnishes evidence to PSLT-ALS Holdings that Guarantor or the Successor Guarantor, as the case may be, shall continue to own all of the membership interests in ALS Holdings, (v) ALS Holdings furnishes evidence to PSLT-ALS Holdings that ALS Holdings shall continue to be a Special Purpose Entity and shall continue to own all of the membership interests in each of the Alterra Lessees, and (vi) Guarantor or the Successor Guarantor, as the case may be, shall execute and deliver to PSLT-ALS Holdings either an affirmation of the Guaranty in form and substance reasonably satisfactory to PSLT-ALS Holdings, or a new guaranty of this Agreement in form and substance identical to the Guaranty, as the case may be.

     (c) Equity Transfers. Notwithstanding anything to the contrary contained herein, PSLT-ALS Holdings' consent shall not be required in connection with any of the following (each, an "Equity Transfer"): (i) an initial public offering of Guarantor or any Parent or any other equity owner of Guarantor or similar equity sale transaction targeted to raise capital for Guarantor or any Parent or other equity owner of Guarantor, or (ii) any direct or indirect equity transfer in Guarantor of less than fifty percent (50%) of the ownership interest, excluding any Permitted Management Incentive Program from such calculation, provided that, in each case, the current shareholders of Guarantor which control the management of Guarantor as of the date hereof continue to control the management of Guarantor following any such Equity Transfer.

     (d) Material Contracts. Prior to entering into any contract or modifying any existing contract that materially changes the scope of services provided to the residents of any Facility or that engages any subsidiary of Guarantor (except for any such subsidiary which is a subsidiary of ALS Holdings), ALS Holdings shall obtain PSLT-ALS Holdings' consent, which consent shall not be unreasonably withheld or delayed.

7. Default; Remedies.

     (a) Default. Upon the occurrence of any Event of Default (defined below), ALS Holdings shall have the affirmative obligation to notify PSLT-ALS Holdings as soon as it knows of any such event. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and in connection therewith, PSLT-ALS Holdings shall have the right to exercise any rights or remedies available in this Agreement, at law or in equity:

          (i) Any default by any of the Alterra Lessees under the terms of their respective Property Leases with the Provident Lessors, and the continuation of such default beyond any applicable notice and cure period therefor;

          (ii) ALS Holdings' failure to pay when due hereunder any of the Alterra Rent Payments (whether due to a Wrongful Distribution or otherwise) and such failure is not cured within five (5) Business Days;

          (iii) ALS Holdings' failure to perform any other of the terms, covenants or conditions contained in this Agreement if not remedied within thirty (30) days after receipt of Notice thereof, or, if such default cannot reasonably be remedied within such period, ALS Holdings does not within thirty
(30) days after Notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond one hundred eighty (180) days after Notice thereof;

          (iv) if (w) ALS Holdings or Guarantor becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, or (x) any of the foregoing are filed against ALS Holdings or Guarantor and such petition or appointment shall not have been set aside within ninety (90) days from the date of such petition or appointment, or (y) ALS Holdings or Guarantor makes an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or (z) ALS Holdings' or Guarantor's interest in all or portion of the Total Revenues is attached, levied upon, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days;

          (v) if either of ALS Holdings or Guarantor is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or in any manner permits the sale or divestiture of substantially all of its assets;

          (vi) a default occurs under Paragraph 6;

          (vii) Intentionally Deleted;

          (viii) if any material representation or warranty made by or on behalf of ALS Holdings under this Agreement shall prove to be false or misleading in any material respect on the date when made and the same has a material adverse effect on the financial condition of ALS Holdings or ALS Holdings' ability to perform under this Agreement or the Lease Guaranty (as defined in the Property Leases);

          (ix) if any material representation or warranty made by or on behalf of Guarantor under the Guaranty shall prove to have been false or misleading in any material respect on the date when made and the same has a material adverse effect on the financial condition of Guarantor or Guarantor's ability to perform under the Guaranty;

          (x) Intentionally Deleted;

          (xi) the issuance or entry against Guarantor of any final, unappealable award or judgment (after any applicable appeal periods have expired) in an amount of One Million Six Hundred Thousand Dollars
($1,600,000.00) or more, and such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without ALS Holdings demonstrating, to PSLT-ALS Holdings' reasonable satisfaction, that an insurance policy exists that would cover such award or judgment; or

          (xii) Intentionally Deleted; or

          (xiii) if Guarantor fails to perform any of the terms, covenants or conditions contained in the Guaranty beyond any applicable notice and cure periods set forth therein.

Notwithstanding anything to the contrary set forth in this Section 7(a), as to any Facility that is encumbered by one or more Facility Mortgages (any such encumbered Facility, an "Applicable Facility" and each Facility Mortgage encumbering the Applicable Facility, an "Applicable Facility Mortgage"), if and to the extent that:

          (A) a default occurs under clause (i), clause (ii), clause (iii), clause (vi) or clause (xiii) of this Section 7(a), and

          (B)such default arises solely as a result of a default under or relating to a Property Lease other than the Property Lease demising the Applicable Facility (and not as result of a default under the Property Lease demising the Applicable Facility), then, provided that no other independent Event of Default then exists under the Property Lease demising the Applicable Facility, such default shall not constitute an Event of Default, unless the holders of each Applicable Facility Mortgage (if any) encumbering the Applicable Facility consents in writing to such default's constituting an Event of Default.


     (b) Remedies. If any of the Events of Default hereinabove specified shall occur and be continuing, PSLT-ALS Holdings shall have and may exercise any one or more of the following rights and remedies, exclusive of any remedies that may be available to any of the Provident Lessors under the Property Leases if the facts creating such Event of Default also create an event of default under any of the applicable Property Lease(s):

          (i) With respect to any Property Lease(s) and any Event(s) of Default thereunder as contemplated by Paragraph 7(a)(i) hereof, PSLT-ALS Holdings may cause and direct the applicable Provident Lessor(s) to terminate the applicable Property Lease(s) and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Facilities demised thereunder;

          (ii) PSLT-ALS Holdings may recover immediately from ALS Holdings any and all Alterra Rent Payments and other sums and damages due or in existence at the time of such termination, including, without limitation, the Master Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by ALS Holdings to PSLT-ALS Holdings hereunder with interest thereon at the Overdue Rate provided herein.

          (iii) If an Event of Default continues uncured for a period of six
(6) months, PSLT-ALS Holdings may, by written notice thereof to ALS Holdings, terminate ALS Holdings' and the Alterra Lessees' option to renew the Property Leases for one or both of the Renewal Terms; provided, however, that if, as a result of any such Event of Default, PSLT-ALS Holdings causes the applicable Provident Lessor(s) to terminate the applicable Property Lease(s) and PSLT-ALS Holdings and the applicable Provident Lessor(s) have actually collected all damages required to be paid hereunder and thereunder with respect to such Event of Default, then such Event of Default shall no longer be deemed to exist for purposes of this Paragraph 7(b)(iii).

          (iv) PSLT-ALS Holdings may, without causing or directing any of the Provident Lessors to re-enter, retake or resume possession of the applicable Facility, sue ALS Holdings for all Alterra Rent Payments and all other sums, charges, payments, costs and expenses due from ALS Holdings to PSLT-ALS Holdings hereunder (or any Alterra Lessee under a Property Lease under which an Event of Default (as defined thereunder) has occurred for all rents and other sums, charges, payments, costs and expenses due from the applicable Alterra Lessee under its applicable Property Lease) either: (A) as they become due under this Agreement (or the applicable Property Lease); or (B) at PSLT-ALS Holdings' option, accelerate the maturity and due date of the whole or any part of the Alterra Rent Payments for the entire then-remaining unexpired balance of the Initial Term or the applicable Renewal Term, as the case may be (reduced to its present value, applying an interest rate of eight percent (8%)), less the fair rental value of the Facilities reduced to its present value, as well as all other sums, charges, payments, costs and expenses required to be paid by ALS Holdings to PSLT-ALS Holdings hereunder, including, without limitation, damages (other than consequential damages) for breach or default of ALS Holdings' obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Agreement shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. PSLT-ALS Holdings may then proceed to recover and collect all such unpaid Alterra Rent Payments and other sums so sued for from ALS Holdings by distress, levy, execution or otherwise.

          (v) PSLT-ALS Holdings may pursue its remedies under the against Guarantor under the Guaranty.

     (c) Remedies Not Exclusive. In addition to the remedies hereinabove specified and enumerated, so long as an Event of Default has occurred and is continuing, PSLT-ALS Holdings shall have and may exercise such other rights and remedies as are available at law or in equity, and the mention in this Agreement of any particular remedy shall not preclude PSLT-ALS Holdings from having or exercising any other remedy at law or in equity. So long as an Event of Default has occurred and is continuing, nothing herein contained shall be construed as precluding PSLT-ALS Holdings from having or exercising such lawful remedies as may be or become necessary in order to preserve its rights hereunder, even before the expiration of any notice periods provided for in this Agreement, if under the particular circumstances then existing, the allowance of such notice periods will result in the termination of the ownership interests of the Provident Lessors in the Facilities. In addition, with respect to any Property Lease under which an Event of Default (as defined thereunder) has occurred and is continuing, the applicable Provident Lessor shall be entitled to exercise all of its rights and remedies under the applicable Property Lease. Notwithstanding anything to the contrary contained herein, in no event shall PSLT-ALS Holdings and any Provident Lessor have the right, by exercise of their respective remedies under this Agreement and/or the applicable Property Lease, to double recovery of any amounts, including, without limitation, Rent (as defined in the Property Leases) or any interest thereon.

8. Intentionally Deleted.

9. Financial and Other Statements. ALS Holdings shall furnish the following statements to PSLT-ALS Holdings during the Term:

     (a) Financial Statements, Budgets and Reports.

          (i) within thirty (30) days after each of the first three quarters of each calendar year during the Term, the most recent operating statements of ALS Holdings (reflecting a "roll-up" of all of the Facilities), in each case accompanied by the Financial Officer's Certificate;

          (ii) within thirty (30) days after the end of each calendar year during the Term, the most recent operating statements of ALS Holdings (reflecting a "roll-up" of all of the Facilities), in each case accompanied by a Financial Officer's Certificate;

          (iii) within thirty (30) days after the end of each calendar month, an unaudited statement of income and occupancy for the Facilities on an aggregate basis;

          (iv) promptly, upon Notice from PSLT-ALS Holdings, such other information concerning the business, financial condition and affairs of ALS Holdings and any Alterra Lessees as PSLT-ALS Holdings may reasonably request from time to time;

          (v) thirty (30) days prior to the first day of each calendar year during the Term, a capital budget for such calendar year describing in reasonable detail all anticipated Capital Additions to be made to each Facility, together with a description of the source of funds therefor;

          (vi) within thirty (30) days after each calendar quarter during the Term, an Officer's Certificate setting forth the Lease Coverage Ratio and the calculation of Excess Cash Flow for such calendar quarter;

          (vii) within thirty (30) days after each calendar quarter during the Term, an Officer's Certificate setting forth Total Revenues and NOI for such calendar quarter;

          (viii) upon reasonable request in writing from PSLT-ALS Holdings, the following reports as of any calendar quarter end or with respect to any other period for which PSLT-ALS Holdings may reasonably request: all loss runs and material actuarial reports, studies, reviews and analysis, if any, prepared by or on behalf of ALS Holdings and each of the Alterra Lessees or their insurance actuaries, quarterly and otherwise, concerning ALS Holdings' and each of the Alterra Lessees' reserves for expenses relating to malpractice or professional liability and malpractice or professional liability insurance; and

          (ix) copies of other financial statements required to be delivered in connection with any Facility Mortgage.

     (b) Proprietary Information. Any proprietary information obtained by the parties hereunder pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to the appropriate confidentiality safeguards, in any litigation between the parties or in connection with other Legal Requirements or as otherwise required by securities or other laws. The obligations of ALS Holdings and PSLT-ALS Holdings contained in this Paragraph 9(b) shall survive the expiration or earlier termination of this Agreement; and

     (c) Record Keeping. ALS Holdings shall utilize, or cause the Alterra Lessees to utilize, an accounting system of the Facilities in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all NOI, and ALS Holdings or the Alterra Lessees shall retain, for as long as required to be retained for tax purposes, the accounting books and records supporting the determination of NOI for such Lease Year. PSLT-ALS Holdings, at its own expense except as provided herein, shall have the right from time to time by its accountants or representatives to audit the information set forth in the Officer's Certificate and, in connection with such audits, to examine ALS Holdings and any Alterra Lessee's books and records (upon reasonable notice during customary business hours) with respect thereto (including supporting data and sales and excise tax returns) subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege and/or other similar privilege or confidentiality obligations.

     (d) Financial Statements of Guarantor. ALS Holdings shall cause Guarantor to furnish to PSLT-ALS Holdings the following: (i) within thirty (30) days after each of the first three quarters of any calendar year during the Term, the most recent unaudited income statements and balance sheets of Guarantor, and (ii) as soon as available, and in any event within eighty (80) days after the close of each calendar year during the Term, financial statements prepared for such year, including a balance sheet and operating statement as of the end of such year, together with related statements of income and members' partners' or owner's capital for such calendar year, audited by a "Big Four" accounting firm or a nationally recognized, independent certified public accounting firm reasonably satisfactory to PSLT-ALS Holdings, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit. Together with Guarantor's quarterly and annual financial statements, ALS Holdings shall cause Guarantor to furnish to PSLT-ALS Holdings an Officer's Certificate certifying as of the date thereof whether, to Guarantor's knowledge, there exists an event or circumstance that constitutes an Event of Default under this Agreement or that, with the giving of notice or the passage of time, or both, would constitute a default by Guarantor under the Guaranty, and if such

Event of Default hereunder or default under the Guaranty exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

     (e) Quarterly Meetings; Facility Level Meetings and Reviews. On a quarterly basis, ALS Holdings shall permit, and upon request by PSLT-ALS Holdings, shall make appropriate arrangements for, PSLT-ALS Holdings and/or its representatives to discuss the affairs, operations, finances and accounts of ALS Holdings, each Alterra Lessee and Guarantor with, and be advised as to the same by, senior officers of ALS Holdings or Guarantor (and, at PSLT-ALS Holdings' request and expense, such of ALS Holdings' or Guarantor's independent accountants and other financial advisors as would be relevant to the topic(s) of the particular meeting), all as PSLT-ALS Holdings may reasonably deem appropriate for the purpose of verifying any report(s) delivered by ALS Holdings to PSLT-ALS Holdings under this Agreement or by the Alterra Lessees under the Property Leases, or for otherwise ascertaining compliance with this Agreement by ALS Holdings or compliance with the Property Leases by the Alterra Lessees, or the business, operational or financial condition of ALS Holdings, each Alterra Lessee, Guarantor and/or any of the Facilities. Without limitation of the foregoing, from time to time promptly following receipt of written notice from PSLT-ALS Holdings to ALS Holdings (and in any event within five (5) Business Days of such receipt), ALS Holdings shall permit, and shall make appropriate arrangements for, PSLT-ALS Holdings and/or PSLT-ALS Holdings' representatives to discuss the business, operational and financial condition of specific Facilities designated by PSLT-ALS Holdings with, and be advised as to the same by, appropriate personnel of ALS Holdings, the Alterra Lessees and Guarantor having operational and accounting responsibilities for the Facilities so specified by PSLT-ALS Holdings, and to review, and make abstracts from and copies of, the books, accounts and records of ALS Holdings, the Alterra Lessees and Guarantor relative to any such Facilities. Unless otherwise agreed in writing by PSLT-ALS Holdings and ALS Holdings, all of the discussions, reviews, abstracting and copying referenced in this Paragraph 9(e) shall occur during normal business hours.

10. Additional Covenants of ALS Holdings.

     (a) Indebtedness of ALS Holdings. ALS Holdings shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any indebtedness, without PSLT-ALS Holdings' prior written consent, which consent shall not be unreasonably withheld or delayed.

     (b) Modification of Organizational Documents. ALS Holdings shall not, without the prior written consent of PSLT-ALS Holdings in each instance, permit any amendment of its certificate of formation and operating agreement, or amend the certificate of formation or operating agreement of any of the Alterra Lessees.

     (c) Minimum Capital Additions Amount. ALS Holdings shall cause the Alterra Lessees to expend on Capital Additions made to the Facilities during each Lease Year during the Term an amount, in the aggregate, at least equal to the Minimum Capital Additions Amount. As used herein and in the Property Leases, the term "Minimum Capital Additions Amount" shall mean, with respect to the Facilities, the product of (i) the number of units contained in the Facilities (in the aggregate) multiplied by (ii) Four Hundred Dollars ($400) during the first (1st) Lease Year of the Term, as such amount shall be increased on the first day of each succeeding

Lease Year after the first Lease Year of the Term in proportion to increases in the Consumer Index (as defined in the Property Leases), provided that in no event shall the Minimum Capital Additions Amount be less than the Minimum Capital Additions Amount for the prior Lease Year. If in any Lease Year the Alterra Lessees fail to expend the entire Minimum Capital Additions Amount as required pursuant to this Paragraph 10(c) prior to the end of such Lease Year, such failure shall not constitute a Default or Event of Default hereunder or under the Property Leases so long as ALS Holdings or the applicable Alterra Lessee pays any such shortfall to the applicable Provident Lessor or PSLT-ALS Holdings, which funds shall be deposited into the Capital Additions Reserve (or a similar account required in connection with any Facility Mortgage(s)), for expenditure as required herein and pursuant to Paragraph 25(d) of the Property Leases. Subject to the provisions of Paragraph 12(a) hereof, the Minimum Capital Additions Amount may be adjusted from time to time based on the requirements of any Facility Mortgagee, provided any such provisions regarding the funding of capital replacement reserves under any future Facility Mortgage shall be in compliance with the requirements of Paragraph 54(b) of the Property Leases. In addition, PSLT-ALS Holdings and ALS Holdings agree to review the Minimum Capital Additions Amount periodically (but in no event less than annually), to provide for the proper operation and maintenance of each of the Facilities.

     (d) Capital Additions Reserve. Upon PSLT-ALS Holdings' or the applicable Provident Lessor's request, or if ALS Holdings or any Alterra Lessee deposits any funds in accordance with Paragraph 10(c) hereof, or if otherwise required by an Facility Mortgagee, ALS Holdings shall, or, if required by any Facility Mortgagee with respect to any one or more of the Facilities, ALS Holdings shall cause the applicable Alterra Lessee(s) to, establish a reserve fund for the Minimum Capital Additions Amount (the "Capital Additions Reserve"), which reserve shall be held in PSLT-ALS Holdings' name or in the name of the Facility Mortgagee, if applicable. If the Capital Additions Reserve is established, ALS Holdings shall, or shall cause the applicable Alterra Lessee(s) to, deposit therein one-twelfth (1/12th) of the Minimum Capital Additions Amount each month. The fact that funds are on deposit in the Capital Additions Reserve shall in no way limit or relieve ALS Holdings' obligations to cause the Alterra Lessees to expend the Minimum Capital Additions Amount with respect to any Lease Year, without taking into account any funds then on deposit in the Capital Additions Reserve. If at the end of the Term or earlier expiration of any Property Lease, funds remain in the Capital Additions Reserve which have been funded as a result of a shortfall described in the immediately preceding sentence, such funds shall become the property of PSLT-ALS Holdings or the applicable Provident Lessor, and ALS Holdings and the Alterra Lessee shall have no further right, interest or title in or to such funds. Provided no Event of Default exists hereunder or under the applicable Property Leases(s), PSLT-ALS Holdings shall cause the applicable Provident Lessor(s) to disburse, in accordance with the terms and conditions set forth in Paragraph 11(d) of the Property Leases, funds deposited in the Capital Additions Reserve to the applicable Alterra Lessee(s) from time to time as the applicable Alterra Lessee(s) shall request in writing to fund or reimburse the applicable Alterra Lessee(s) for Capital Additions made to the Facilities; provided, however, that no funds will be disbursed from the Capital Additions Reserve in any given Lease Year until after ALS Holdings has satisfied its obligations under this Paragraph 10(d) and caused the Alterra Lessees to expend an amount at least equal to the Minimum Capital Additions Amount for such Lease Year with respect to Capital Additions to the Facilities. All moneys deposited into the Capital Additions Reserve shall be maintained for the payment of, or reimbursement to the applicable Alterra Lessee(s) for, Capital Additions Costs (other than

Landlord Capital Additions or Mandatory Capital Additions). ALS Holdings shall, or shall cause the applicable Alterra Lessee(s) to, convey, pledge and grant to PSLT-ALS Holdings or the Facility Mortgagee, as applicable, a security interest in the Capital Additions Reserve in order to secure the Alterra Lessees' obligations to pay Rent (as defined in the Property Leases) and other charges under the Property Leases. ALS Holdings shall, and shall cause the Alterra Lessees to, cooperate with PSLT-ALS Holdings and the Facility Mortgagee, if applicable, in connection with perfecting any such security interest.

11. Limitation on Liability. If ALS Holdings is awarded a money judgment against PSLT-ALS Holdings, then ALS Holdings' sole recourse for satisfaction of such judgment shall be limited to execution against PSLT-ALS Holdings' ownership interest in the Provident Lessors. In no event shall any trustee, stockholder, shareholder, member, manager, partner, employee, officer or beneficiary of PSLT-ALS Holdings be personally liable for the obligations of PSLT-ALS Holdings or any Provident Lessor hereunder. Except to the extent provided in the terms of the Guaranty or any other Parent guaranty or indemnity, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of ALS Holdings be personally liable for any of the obligations of ALS Holdings hereunder.

12. Facility Mortgages.

     (a) Cooperation in Obtaining Facility Mortgages. ALS Holdings shall, and shall cause the Alterra Lessees to, reasonably cooperate with PSLT-ALS Holdings and the Provident Lessors, at PSLT-ALS Holdings' and the Provident Lessors' cost and expense, to assist PSLT-ALS Holdings and the Provident Lessors in obtaining Facility Mortgages (including any refinancing of any Existing Facility Mortgage), with respect to the Provident Lessors' fee interests in the Facilities. Subject to the execution of a reasonably satisfactory confidentiality agreement, and provided there is no violation of
(i) any security, health, safety or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and/or (ii) any Alterra Lessee's ordinary business practices and standard resident agreements, if any, requiring such Alterra Lessee to maintain the confidential nature of certain personal information relating to individual residents living in the Facility, ALS Holdings shall, and shall cause the Alterra Lessees to, provide such information as is reasonably requested by PSLT-ALS Holdings or any proposed Facility Mortgagee with respect to ALS Holdings, the Alterra Lessees, Guarantor or the operation of any Facility to facilitate in obtaining such Facility Mortgage. PSLT-ALS Holdings shall, or shall cause the applicable Provident Lessor to, reimburse ALS Holdings or the applicable Alterra Lessee for reasonable out-of-pocket expenses actually incurred by ALS Holdings or the applicable Alterra Lessee in connection with its compliance with the terms of this Paragraph 12(a). Neither ALS Holdings nor any Alterra Lessee shall have any right to approve the terms of any Facility Mortgage, and PSLT-ALS Holdings may, and may cause the applicable Provident Lessor to, obtain any Facility Mortgage as it may determine in its sole discretion; provided, however, that PSLT-ALS Holdings agrees that the business terms, provisions and conditions contained in any Facility Mortgage (other than any Existing Facility Mortgage) shall be commercially reasonable in the then current market at the time that such Facility Mortgage is obtained and shall be reasonably consistent with the then current standards for similar-type financing transactions affecting similar types of properties, as reflected, generally, in mortgages, deeds of trust and security deeds encumbering other assisted living and independent living facilities which are similar to those owned and/or managed by Guarantor or any of its direct or indirect subsidiaries (provided, however, that with respect to assessing whether the insurance requirements under the proposed Facility Mortgage satisfy the foregoing requirements, the standard set forth in Paragraph 18(a)(xiv) of each of the Property Leases shall govern); provided, further, that in no event shall the terms of any Facility Mortgage increase the Base Rent (as defined in the applicable Property Lease(s)) payable under the applicable Property Lease(s) or alter the payment schedule for Base Rent thereunder, and ALS Holdings agrees that ALS Holdings' and the Alterra Lessees' respective obligations to comply with the terms of any such Facility Mortgage shall not be deemed to be in contravention or conflict with the terms of this Agreement or the applicable Property Lease(s), even in cases where the Facility Mortgage imposes obligations that are greater than the obligations of ALS Holdings under this Agreement or of the Alterra Lessee(s) under the applicable Property Lease(s).

     (b) Subordination. PSLT-ALS Holdings and ALS Holdings hereby acknowledge and agree that the Alterra Lessees' interests under the Property Leases and the Alterra Lessees' leasehold interests in and to the Facilities are junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to the lien of any one or more Facility Mortgages now or hereafter in force and effect upon or encumbering the Provident Lessors' interests in the Facilities, or any portion thereof, and to all collateral assignments by the Provident Lessors to any third party or parties of any of the Provident Lessors' rights under the Property Leases or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of the Provident Lessors to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to, any such mortgage, mortgages or assignments, provided that, in connection with any Facility Mortgage (other than the Existing Facility Mortgages) placed upon the Facilities after the date hereof, PSLT-ALS Holdings shall (or shall cause the applicable Provident Lessor(s) to) cause the applicable Facility Mortgagee to enter into, execute and deliver a subordination, non-disturbance and attornment agreement substantially similar to the form attached to the Property Leases as Exhibit C, or such other form as shall be reasonably acceptable to ALS Holdings, PSLT-ALS Holdings and the applicable Facility Mortgagee (the "SNDA"), which SNDA shall acknowledge the subordination of the Property Leases described in this Paragraph 12(b) and shall provide, among other things, that if the Facility Mortgagee or any other person acquires title to the applicable Facility, so long as the applicable Alterra Lessee is not in default (beyond the expiration of any applicable notice and/or grace period) under the applicable Property Lease, the applicable Alterra Lessee's leasehold estate possession and occupancy of the applicable Facility shall not be disturbed, provided further that ALS Holdings shall cause the Alterra Lessees to enter into, execute and deliver promptly to the requesting party the SNDA in accordance with the terms of this Paragraph 12(b) and the Property Leases.

13. Representations and Warranties.

     (a) Representations of ALS Holdings. To induce PSLT-ALS Holdings to enter into this Agreement, ALS Holdings represents and warrants to PSLT-ALS Holdings as follows:

          (i) Status and Authority of ALS Holdings. ALS Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. ALS Holdings has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

ALS Holdings is duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

          (ii) Action of ALS Holdings. ALS Holdings has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of ALS Holdings, enforceable against ALS Holdings in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

          (iii) No Violations of Agreements. Subject to obtaining the required consents contemplated by the Stock Purchase Agreement, neither the execution, delivery or performance of this Agreement by ALS Holdings, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Facility or any property or assets of ALS Holdings pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which ALS Holdings is bound.

          (iv) Litigation. ALS Holdings has received no written notice and, to ALS Holdings' knowledge, no action or proceeding is pending or threatened which questions the validity of this Agreement.

     (b) Representations of PSLT-ALS Holdings. To induce ALS Holdings to enter into this Agreement, PSLT-ALS Holdings represents and warrants to ALS Holdings as follows.

          (i) Status and Authority of PSLT-ALS Holdings. PSLT-ALS Holdings is a duly organized, validly existing limited liability company and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such State to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. PSLT-ALS Holdings is duly qualified and is in good standing in each jurisdiction in which the nature of the business conducted by it requires such qualification.

          (ii) Action of PSLT-ALS Holdings. PSLT-ALS Holdings has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of this Agreement by PSLT-ALS Holdings, it shall constitute the valid and binding obligation and agreement of PSLT-ALS Holdings, enforceable against PSLT-ALS Holdings in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

          (iii) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by PSLT-ALS Holdings, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any creation of any lien, charge or encumbrance upon any Facility or any of the property or assets of PSLT-ALS Holdings pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which PSLT-ALS Holdings is bound.

          (iv) Litigation. No investigation, action or proceeding is pending and, to PSLT-ALS Holdings' knowledge, no action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

14. Intentionally Deleted.

15. Notices. All notices, approvals, requests, consents and other communications ("Notices") given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when actually received if either (A) hand delivered or (B) sent by facsimile transmission with evidence of receipt of delivery; (ii) two (2) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, sent by registered or certified mail, postage and charges prepaid; or (iii) the next Business Day if sent via a national overnight delivery service, addressed as follows or at such other address as either party may specify from time to time by Notice to the other party at least five
(5) days prior Notice of the changed address:

      If to ALS Holdings:          ALS Properties Holding Company, LLC
                                   c/o Alterra Healthcare Corporation
                                   6737 W. Washington Street, Suite 2300
                                   Milwaukee, Wisconsin  53214
                                   Attention:  Mr. Mark W. Ohlendorf
                                   Telephone:  (414) 918-5403
                                   Facsimile:  (414) 918-5055

      with a copy to:              Alterra Healthcare Corporation
                                   16737 W. Washington Street, Suite 2300
                                   Milwaukee, Wisconsin  53214
                                   Attention:  Mr. Mark W. Ohlendorf
                                   Telephone:  (414) 918-5403
                                   Facsimile:  (414) 918-5055

      and to:                      Rogers & Hardin LLP
                                   229 Peachtree Street
                                   2700 International Tower
                                   Atlanta, Georgia 30303
                                   Attention:  Alan C. Leet, Esq.
                                   Telephone:  (404) 420-4616
                                   Facsimile:  (404) 525-2224

      If to PSLT-ALS Holdings:     PSLT-ALS Properties Holdings, LLC
                                   c/o Provident Senior Living Trust
                                   600 College Road East, Suite 3400
                                   Princeton, New Jersey 08540
                                   Attention:  General Counsel

                                   Telephone:  (609) 720-0825
                                   Facsimile:  (609) 720-0826

      with a copy to:              Sidley Austin Brown & Wood LLP
                                   787 Seventh Avenue
                                   New York, New York 10019
                                   Attention:  Scott Freeman, Esq.
                                   Telephone:  (212) 839-7358
                                   Facsimile:  (212) 839-5599

16. No Waiver. No course of dealing between PSLT-ALS Holdings and ALS Holdings, or any delay or omission of PSLT-ALS Holdings or ALS Holdings to insist upon a strict performance of any term or condition of this Agreement shall be deemed a waiver of any right or remedy that such party may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

17. Invalidity. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

18. Counterparts. This Agreement may be executed in two (2) or more counterparts, which taken together shall be deemed one (1) original.

19. Cumulative. All rights and remedies of PSLT-ALS Holdings and ALS Holdings herein shall be cumulative and none shall be exclusive of any other or of any rights and remedies allowed by law.

20. Governing Law. Except as to matters regarding the internal affairs of PSLT-ALS Holdings and issues of or limitations on any personal liability of the members or managers of PSLT-ALS Holdings for obligations of PSLT-ALS Holdings, as to which the laws of the State of Delaware shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply to the laws of a jurisdiction other than the State of New York; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the applicable Facility State shall apply to the perfection and priority of liens upon and the disposition of and the exercise of any remedies by PSLT-ALS Holdings under this Agreement with respect to any Facility.

21. Successors and Assigns; Relationship. The covenants, terms, conditions, provisions, and undertakings in this Agreement shall extend to and be binding upon the permitted successors, and assigns of the respective parties hereto, and shall be construed as covenants running with the land. This Agreement does not create a partnership, joint venture, or other type of ownership inconsistent with the Agreement, and neither PSLT-ALS Holdings or ALS Holdings shall make any representation to the contrary.

22. Entire Agreement. Except for the provisions contained in the Property Leases, this Agreement, together with any exhibits attached hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and of the Property Leases. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, with respect to the subject matter hereof not contained in this Agreement and/or the Property Leases. All prior understandings, terms, or conditions with respect to the subject matter hereof are deemed merged in this Agreement. This Agreement cannot be changed or supplemented orally, but may be modified or amended only by a written instrument executed by the parties. Any disputes regarding the interpretation of any portion of this Agreement shall not be presumptively construed against the drafting party.

23. Survival. ALS Holdings' indemnity obligations herein shall survive termination of this Agreement for a period of two (2) years.

24. Time. Time is of the essence in every particular of this Agreement, including, without limitation, obligations for the payment of money.

25. Captions and Headings. The captions and headings in this Agreement have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Agreement.

26. Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW, ALS HOLDINGS AND PSLT-ALS HOLDINGS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO ALS HOLDINGS' ENTERING INTO THIS AGREEMENT.

27. Guaranty. At the time of ALS Holdings' execution of this Agreement, ALS Holdings shall obtain the execution of the Guaranty of Agreement Regarding Leases in the form of Exhibit D attached hereto ("Guaranty") by Guarantor. As a condition to ALS Holdings' exercise of either Renewal Term and accompanying notice of such exercise, ALS Holdings shall deliver to PSLT-ALS Holdings an affirmation of the Guaranty executed by the Guarantor.

28. Termination of Facility Management Agreements.

     (a) Management Termination Event. If any one or more of the following occurs (each, a "Management Termination Event"), PSLT-ALS Holdings shall have the right to cause ALS Holdings and the Alterra Lessees to terminate all or any of the Facility Management Agreements:

          (i) if the Alterra Lessees shall fail to pay Rent (as defined in the Property Leases) under their respective Property Leases and ALS Holdings fails to make the Alterra Rent Payments hereunder and such failure continues for thirty (30) days after the due date of such payments;

          (ii) if, as measured at the end of each calendar quarter during the Term, the Facilities fail to maintain a Lease Coverage Ratio for the immediately preceding four (4) calendar quarters, of (A) at least 1.05 to 1.00 on an aggregate basis during any of the first (1st) through third (3rd) Lease Years, and (B) at least 1.10 to 1.00 on an aggregate basis during any of the fourth (4th) through fifteenth (15th) Lease Years and during each Renewal Term; provided, however, that the Lease Coverage Ratio for the initial Lease Year shall be determined with respect to the following periods: (1) for the initial calendar quarter of the first Lease Year, on the basis of such calendar quarter, (2) for the second calendar quarter of the first Lease Year, on the basis of such first two calendar quarters, and (3) for the third calendar quarter of the first Lease Year, on the basis of such first three calendar quarters (in each case, on an annualized basis); and provided, further, that ALS Holdings or Alterra Management may, at its option, cure such Management Termination Event by depositing with PSLT-ALS Holdings cash or a Letter of Credit in an amount sufficient to decrease on a dollar-for-dollar basis the amount of Current Lease Payments reflected in the denominator in the calculation of Lease Coverage Ratio, such that ALS Holdings satisfies the Lease Coverage Ratio requirements set forth in this Paragraph; provided, further, however, that ALS Holdings and Alterra Management may only exercise such cure right two (2) times during the first through tenth Lease Years. No cure right shall exist after the tenth (10th) Lease Year during the Initial Term or during any Renewal Term;

          (iii) subject to the provisions of clause (i) above, if an Event of Default (as defined in the Property Leases) shall have occurred and remains uncured under any of the Property Leases or if an Event of Default shall have occurred and remains uncured under this Agreement;

          (iv) Intentionally Deleted; or

          (v) if (w) Alterra Management or any Related Party of Alterra Management which becomes the Manager (as defined in the Property Leases) with respect to any of the Facilities (as used in this clause (v), an "Alterra Successor Manager") becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, or (x) any of the foregoing are filed against Alterra Management or against any Alterra Successor Manager, and such petition or appointment shall not have been set aside within ninety (90) days from the date of such petition or appointment, or (y) Alterra Management or any Alterra Successor Manager makes an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or (z) Alterra Management's or any Alterra Successor Manager's interest in all or portion of the Total Revenues is attached, levied upon, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days.

     (b) Remedies. In the event of any Management Termination Event, PSLT-ALS Holdings shall have the right to cause ALS Holdings and the Alterra Lessees to terminate all or any of the Facility Management Agreements and replace Alterra Management at such Facility(ies) as are designated by PSLT-ALS Holdings with a manager selected by PSLT-ALS Holdings, and ALS Holdings shall cause the Alterra Lessee(s) to enter into new management agreements with such replacement manager on terms and conditions reasonably satisfactory to PSLT-ALS Holdings. ALS Holdings shall cause the Alterra Lessees to pay such replacement manager the management fee pursuant to the applicable management agreement entered into between such replacement manager and each Alterra Lessee, provided that the applicable Alterra Lessees shall be entitled to a credit against Base Rent payable under the applicable Property Lease for any payments (excluding out-of-pocket reimbursements) payable to such replacement manager in excess of an amount equal to five percent (5%) of gross revenues.

     (c) Alterra Termination Right. If PSLT-ALS Holdings terminates the Facility Management Agreements and replaces Alterra Management with a manager other than Alterra Management or any Affiliates of Alterra Management, ALS Holdings shall have the right to cause the Alterra Lessees to terminate those Property Leases for Facilities as to which the Facility Management Agreements have been terminated and with respect to which a replacement manager has been appointed. In the event of such termination, all references to the "Facilities" and the "Property Leases" under this Agreement shall be deemed to exclude those Facilities as to which the Alterra Lessees have terminated the Property Leases, and the Master Rent payable hereunder shall be adjusted by excluding from the calculation of Master Rent the amount of Base Rent due under any such terminated Property Lease. ALS Holdings may exercise such termination right, if at all, by providing PSLT-ALS Holdings written Notice thereof not later than thirty (30) days after termination of the applicable Facility Management Agreement (time being of the essence with respect to such date). Such termination shall become effective on the date (the "Termination Date") that is one hundred twenty (120) days following delivery of such written Notice to PSLT-ALS Holdings, provided that the applicable Property Leases shall not terminate, and ALS Holdings' exercise of such termination right shall be deemed to be null and void, if PSLT-ALS Holdings reinstates Alterra Management or appoints an Affiliate of Alterra Management to manage the Facilities within such one hundred twenty (120) day period. If any of the Property Leases are terminated as a result of ALS Holdings' exercise of its termination right as set forth herein, (i) ALS Holdings shall cause the applicable Alterra Lessees to comply with the provisions of Paragraph 10 of the Property Leases pursuant to which the applicable Alterra Lessee shall cooperate with the applicable Provident Lessor in obtaining all necessary licensing, operating permits and other governmental authorizations which may be necessary for the operation of the Facilities, and (ii) ALS Holdings shall cause the applicable Alterra Lessees to promptly transfer to the applicable Provident Lessors or their nominees all of the third party residency agreements with respect to units located at the Facilities and all other subleases for space at the Facilities.

29. Joinder by Alterra Management. Alterra Management has joined into this Agreement for the limited purposes of (i) acknowledging that in each of the Facility Management Agreements, PSLT-ALS Holdings and ALS Holdings are intended third party beneficiaries of such Facility Management Agreements;
(ii) acknowledging and hereby granting to PSLT-ALS Holdings the right to terminate any or all of the Facility Management Agreements upon the occurrence and during the continuation of any Management Termination Event as set forth in this Agreement (subject to any applicable notice and cure rights as set forth herein), and (iii) acknowledging and authorizing, to the extent required by applicable law, that payments due to

Alterra Management are hereby subordinated to the Alterra Rent Payments or any other payments required hereunder, and that any amounts paid to Alterra Management following and during the continuance of an Event of Default under this Agreement shall be paid to PSLT-ALS Holdings upon demand therefor, without offset, abatement, demand or deduction. All payments made by ALS Holdings or any Alterra Lessee or any of their Affiliates to Alterra Management shall be deemed to be made in trust, to be retained by Alterra Management and released from trust for any period in question only upon payment of all amounts due PSLT-ALS Holdings hereunder for the same period.

30. Joinder by Alterra Lessees. Each of the Alterra Lessees has joined into this Agreement for the limited purposes of (i) acknowledging that if an Event of Default (as defined in the applicable Property Lease) has occurred and is continuing, PSLT-ALS Holdings shall have the right to exercise its remedies as set forth herein; (ii) acknowledging and hereby granting to PSLT-ALS Holdings the right to terminate any or all of the Facility Management Agreements upon the occurrence and during the continuation of any Management Termination Event as set forth in this Agreement (subject to any applicable notice and cure rights as set forth herein), (iii) acknowledging and authorizing, to the extent required by applicable law, that payments due to Alterra Management are hereby subordinated to the Alterra Rent Payments or any other payments required hereunder, and that any amounts paid to Alterra Management following and during the continuance of an Event of Default under this Agreement shall be paid to PSLT-ALS Holdings upon demand therefor, without offset, abatement, demand or deduction, (iv) acknowledging the provisions of Paragraph 3(b) hereof with respect to the right of ALS Holdings to exercise the Renewal Terms and agreeing that any exercise of the applicable Renewal Tern(s) by ALS Holdings in accordance with the terms of Paragraph 3(b) hereof shall be binding upon the Alterra Lessees and shall constitute an exercise of such Renewal Term(s) in accordance with the terms of Paragraph 4(b) of each of the Property Leases, and (v) acknowledging the provisions of Paragraph 10(c) and Paragraph 10(d) hereof and agreeing that the Alterra Lessees shall fund the amounts required thereunder and otherwise comply with the terms thereof. All payments made by any Alterra Lessee or any of their Affiliates to Alterra Management shall be deemed made in trust, to be retained by Alterra Management and released from trust for any period in question only upon payment of all amounts due PSLT-ALS Holdings hereunder for the same period.

31. Joinder by Provident Lessors. Each of the Provident Lessors has joined into this Agreement for the limited purpose of acknowledging the provisions of Paragraph 3(b) hereof with respect to the right of ALS Holdings to exercise of the Renewal Terms and agreeing that any exercise of the applicable Renewal Term(s) by ALS Holdings in accordance with the terms of Paragraph 3(b) hereof shall constitute an exercise by the Alterra Lessees of such Renewal Term(s) in accordance with the terms of Paragraph 4(b) of the Property Leases.

32. Intentionally Deleted.

33. Security Deposit.

     (a) Security Deposit/Letter of Credit. Commencing on the thirty-first
(31st) day of the first month after the first calendar quarter which occurs after the Commencement Date (taking into account periods prior to the commencement of such quarter with respect to the first determination hereunder), and on the thirty-first (31st) day of the first month after each calendar quarter (or with respect to the first calendar quarter, on May 1 of each year) thereafter, ALS Holdings shall either: (i) deposit with PSLT-ALS Holdings or a bank designated by PSLT-ALS Holdings' cash (the "Security Deposit"), or (ii) deliver to PSLT-ALS Holdings a letter of credit (the "Letter of Credit") issued in favor of PSLT-ALS Holdings, in each case in an amount equal to fifty percent (50%) of Excess Cash Flow for the prior calendar quarter, until such time as the amount held as the Security Deposit or the aggregate face amount of all Letters of Credit previously delivered to PSLT-ALS Holdings under this Paragraph 33, as the case may be, shall equal Ten Million Dollars ($10,000,000). The Security Deposit or the Letters of Credit, as the case may be, shall be held as security for the performance and observance by ALS Holdings of the terms, conditions and provisions of this Agreement and as security for the performance and the observance by each of the Alterra Lessees of the terms, conditions and provisions of the Property Leases, including, without limitation, the surrender of possession of the Facilities by the Alterra Lessees as provided in the Property Leases, and shall be released to ALS Holdings at such time as ALS Holdings satisfies the requirements set forth in Paragraph 33(c) below. Upon the occurrence and during the continuance of an Event of Default, PSLT-ALS Holdings may draw upon any Letter of Credit or apply any portion of the Security Deposit to the extent required for the payment of any sum as to which ALS Holdings or the Alterra Lessee(s) under the Property Lease(s) to which the applicable Event of Default relates is in default or for any sum which PSLT-ALS Holdings may have expended or may be required to expend by reason of the occurrence of such Event of Default, including any damages or deficiency accrued before or after summary proceedings or other re-entry by any Provident Lessor pursuant to any Property Lease. The Security Deposit shall be held in a segregated bank account and shall be invested in Permitted Investments. ALS Holdings shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. All interest accruing on the Security Deposit shall be held by PSLT-ALS Holdings for the account of ALS Holdings, and shall be distributed to ALS Holdings on the fifteenth (15th) day after the end of each Lease Year.

     (b) Letter of Credit Requirements. The Letter of Credit shall be an irrevocable, unconditional letter of credit with an initial term of not less than one year from the Commencement Date of this Agreement. Without further act or instrument required by PSLT-ALS Holdings, the Letter of Credit shall be automatically renewed for successive one year periods throughout the remainder of the Term unless, not less than 30 days prior to the then current expiration date of the Letter of Credit, the issuing bank notifies PSLT-ALS Holdings of its intention not to renew the Letter of Credit. The Letter of Credit (or any renewal, extension or replacement thereof) shall continue in full force and effect and shall be maintained in its full face amount for two full calendar months beyond the expiration of the Term of this Agreement (including any extension of the Term hereof). The Letter of Credit shall (i) be negotiable and freely transferable in connection with a sale or transfer of the Facilities or the interests in the Provident Lessors; (ii) be issued by a national banking association reasonably acceptable to PSLT-ALS Holdings; (iii) provide for payment of all or any portion of the face amount of the Letter of Credit to PSLT-ALS Holdings upon the receipt by the issuing bank of a statement signed by a representative of PSLT-ALS Holdings that PSLT-ALS Holdings is entitled to such amount pursuant to the terms of this Agreement, and (iv) be otherwise in form and substance reasonably satisfactory to PSLT-ALS Holdings. PSLT-ALS Holdings' receipt of notice from the issuing bank of its intention not to renew the Letter of Credit or ALS Holdings' failure to deliver a renewal or replacement Letter of Credit shall entitle PSLT-ALS Holdings to draw the full face amount of the Letter of Credit and retain such sum as security hereunder in lieu of the Letter of Credit. ALS Holdings' failure to maintain the Letter of Credit or to substitute a cash security deposit as a replacement therefor shall constitute a default under this Agreement.

     (c) Return of Security Deposit. If the Facilities maintain a Lease Coverage Ratio at least equal to 1.15 to 1.00 on an aggregate basis for two
(2) consecutive six (6) month periods, assuming payment of a 5% management fee and creation of an annual capital reserve for the Facilities equal to $400 per residential unit, any remaining portion of the Security Deposit or the Letter(s) of Credit, as the case may be, shall be returned to ALS Holdings. If the Security Deposit or the Letter(s) of Credit, as the case may be, shall not be returned to ALS Holdings in accordance with the foregoing sentence, but ALS Holdings shall fully and faithfully comply with all of the terms of this Agreement and all of the Alterra Lessees shall have paid and performed all of the terms of their respective Property Leases, the remaining portions of the Security Deposit or the Letter(s) of Credit, as the case may be, shall be returned to ALS Holdings promptly after the expiration of the Term or sooner termination of this Agreement (other than a termination which results from ALS Holdings' default hereunder).

34. Public Offering Information. ALS Holdings specifically agrees that PSLT-ALS Holdings may include financial information and information concerning ALS Holdings, the Alterra Lessees, Guarantor and the operation of the Facilities that does not violate the confidentiality of the facility-resident relationship and the physician-resident privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of PSLT-ALS Holdings' (or PSLT-ALS Holdings' Parent's) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to PSLT-ALS Holdings. ALS Holdings agrees to provide such other reasonable information necessary with respect to ALS Holdings, the Alterra Lessees and the Facilities to facilitate a private placement or public offering or to satisfy the SEC or regulatory disclosure requirements. ALS Holdings agrees to cause its independent accountants, at PSLT-ALS Holdings' cost, to consent to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of PSLT-ALS Holdings (or PSLT-ALS Holdings' Parent) with a standard accountant's "comfort" letter with regard to the financial information of ALS Holdings included or incorporated by reference into any prospectus or other offering document. ALS Holdings also agrees to make available to any underwriter participating in an offering of PSLT-ALS Holdings' (or PSLT-ALS Holdings' Parent's) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an "Inspector"), all financial and other records and pertinent corporate documents of ALS Holdings as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause ALS Holdings' directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Prior to submission or circulation of any such offering memoranda, prospectuses or similar publications, PSLT-ALS Holdings shall provide to ALS Holdings copies of such documents for the purpose of reviewing same. Upon request of PSLT-ALS Holdings, ALS Holdings shall notify PSLT-ALS Holdings of any necessary corrections to information PSLT-ALS Holdings proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by PSLT-ALS Holdings.

35. Special Purpose Entity Covenants of ALS Holdings.

     (a) Until (i) this Agreement and all of the Property Leases have expired or otherwise have terminated and (ii) all amounts due and owing to PSLT-ALS Holdings under this Agreement and to the Provident Lessors under the Property Leases have been paid in full, ALS Holdings hereby represents, warrants and covenants that ALS Holdings is, shall be and shall continue to be a Special Purpose Entity.

     (b) As used in this Agreement, "Special Purpose Entity" shall mean a limited liability company which at all times on and after the date hereof:

          (i) is organized solely for the purpose of owning 100% of the limited liability company interests in each of the Alterra Lessees and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

          (ii) is not engaged and will not engage in any business unrelated to the ownership of 100% of the limited liability company interests in each of the Alterra Lessees and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (iii) does not have and will not have any assets other than those related to its limited liability company interest in the Alterra Lessees;

          (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of membership interests or amendment of its certificate of formation and operating agreement with respect to the matters set forth in this definition;

          (v) has at least two Independent Directors (or if an Independent Director resigns, dies, is removed or is otherwise unable to serve, the other directors or such entity's members shall promptly act to fill the vacancy thereby created with another Independent Director) and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the board of directors unless two Independent Directors shall have participated in such vote, and, if the Special Purpose Entity is a limited liability company with only one member, has at least one springing member that will become the member of such entity upon the dissolution of the existing member;

          (vi) has a certificate of formation and/or an operating agreement that provides that it will not: (A) dissolve, merge, liquidate, consolidate;
(B) sell all or substantially all of its assets or the assets of the Alterra Lessees; (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of PSLT-ALS Holdings; or (D) without the affirmative vote of two Independent Directors and of all its other directors, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

          (vii) is solvent and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (viii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

          (ix) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

          (x) has maintained and will maintain its own records, books, resolutions and agreements;

          (xi) Intentionally Deleted;

          (xii) has held and will hold its assets in its own name;

          (xiii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than its Affiliate, except for services rendered under a management agreement with an Affiliate that complies with the terms contained in subsection (xxvii) below, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of ALS Holdings;

          (xiv) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

          (xv) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain in its reasonable business judgment a sufficient number of employees in light of its contemplated business operations;

          (xvi) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

          (xvii) has and will have no indebtedness other than its obligations under this Agreement;

          (xviii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other

Person except for those certain Lease Guaranties executed in connection with the Property Leases;

          (xix) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate except the Alterra Lessees;

          (xx) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

          (xxi) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by ALS Holdings or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being ALS Holdings' agent;

          (xxii) has not pledged and will not pledge its assets for the benefit of any other Person;

          (xxiii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of ALS Holdings and not as a division or part of any other Person, except for services rendered under a management agreement with an Affiliate that complies with the terms contained in subsection (xxvii) below, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of ALS Holdings;

          (xxiv) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

          (xxv) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

          (xxvi) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

          (xxvii) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

          (xxviii) Intentionally Deleted;

          (xxix) does not and will not have any of its obligations guaranteed by any Affiliate other than the Guaranty; and

          (xxx) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first above written.

                                  PSLT-ALS HOLDINGS:

                                  PSLT-ALS PROPERTIES HOLDINGS, LLC,
                                  a Delaware limited liability company

                                  By: PSLT OP, L.P., a Delaware limited
                                  partnership, its sole member

                                  By: PSLT GP, LLC, a Delaware limited
                                  liability company, its sole general partner


                                  By: Provident Senior Living Trust, a
                                  Maryland real estate investment trust,
                                  its sole member


                                  By:/s/ Saul A. Behar
                                     -----------------------------------------
                                     Name:  Saul A. Behar
                                     Title: Senior Vice President

                                  ALS HOLDINGS:

                                  ALS PROPERTIES HOLDING COMPANY, LLC,
                                  a Delaware limited liability company



                                  By:/s/ Geri Krupp-Gordon
                                     -----------------------------------------
                                     Name:  Geri Krupp-Gordon
                                     Title: Vice President



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Alterra Management joins into this Agreement Regarding Leases for the purposes set forth in Paragraph 29 hereof:

ALTERRA MANAGEMENT:

ALTERRA HEALTHCARE CORPORATION,
a Delaware corporation



By:/s/ Kristin A. Ferge
   -----------------------------------
   Name:  Kristin A. Ferge
   Title: Vice President and Chief Financial Officer

                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Each of the Alterra Lessees joins into this Agreement Regarding Leases for the purposes set forth in Paragraph 30 hereof:

ALTERRA LESSEES:

ALS PROPERTIES TENANT I, LLC,
a Delaware limited liability company

By:  ALS Properties Holding Company, LLC,
     a Delaware limited liability company,
     its sole member



By:/s/ Kristin A. Ferge
   -----------------------------------
   Name:  Kristin A. Ferge
   Title: Vice President

                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Each of the Provident Lessors joins into this Agreement Regarding Leases for the purposes set forth in Paragraph 31 hereof:

PROVIDENT LESSORS:

PSLT-ALS PROPERTIES I, LLC,
a Delaware limited liability company

By: Provident Senior Living Trust, a
    Maryland real estate investment trust,
    its sole member

By:/s/ Saul A. Behar
   -----------------------------------
   Name:  Saul A. Behar
   Title: Senior Vice President

                                   EXHIBIT A

                               Provident Lessors

      1. PSLT-ALS Properties I, LLC

      2. PSLT-ALS Properties II, LLC

                                   EXHIBIT B

                                Alterra Lessees

      1. ALS Properties Tenant I, LLC

      2. ALS Properties Tenant II, LLC

                                   EXHIBIT C

                                  Facilities


----------------------------------------------------------------------------------------------------
                    Property Name                    State            City               County
                    -------------                    -----            ----               ------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
1.        Sterling House of Mesa                 Arizona        Mesa               Maricopa
----------------------------------------------------------------------------------------------------
2.        Clare Bridge of Oro Valley             Arizona        Oro Valley         Pima
----------------------------------------------------------------------------------------------------
3.        Sterling House of Peoria               Arizona        Peoria             Maricopa
----------------------------------------------------------------------------------------------------
4.        Clare Bridge of Tempe                  Arizona        Tempe              Maricopa
----------------------------------------------------------------------------------------------------
5.        Sterling House on East Speedway        Arizona        Tucson             Pima
----------------------------------------------------------------------------------------------------
6.        Wynwood of Colorado Springs            Colorado       Colorado Springs   El Paso
----------------------------------------------------------------------------------------------------
7.        Wynwood of Pueblo                      Colorado       Pueblo             Pueblo
----------------------------------------------------------------------------------------------------
8.        Sterling House of Pensacola            Florida        Pensacola          Escambia
----------------------------------------------------------------------------------------------------
9.        Clare Bridge of Tallahassee            Florida        Tallahassee        Leon
----------------------------------------------------------------------------------------------------
10.       Clare Bridge of West Melbourne         Florida        West Melbourne     Brevard
----------------------------------------------------------------------------------------------------
11.       Clare Bridge Cottage of Winter Haven   Florida        Winter Haven       Polk
----------------------------------------------------------------------------------------------------
12.       Sterling House of Winter Haven         Florida        Winter Haven       Polk
----------------------------------------------------------------------------------------------------
13.       Wynwood at Twin Falls                  Idaho          Twin Falls         Twin Falls
----------------------------------------------------------------------------------------------------
14.       Sterling House of Evansville           Indiana        Evansville         Vanderburgh
----------------------------------------------------------------------------------------------------
15.       Sterling House of Marion               Indiana        Marion             Grant
----------------------------------------------------------------------------------------------------
16.       Sterling House of Portage              Indiana        Portage            Porter
----------------------------------------------------------------------------------------------------
17.       Sterling House of Richmond             Indiana        Richmond           Wayne
----------------------------------------------------------------------------------------------------
18.       Clare Bridge of Leawood                Kansas         Leawood            Johnson
----------------------------------------------------------------------------------------------------
19.       Clare Bridge Cottage of Topeka         Kansas         Topeka             Shawnee
----------------------------------------------------------------------------------------------------
20.       Wynwood of Northville*                 Michigan       Northville         Wayne
----------------------------------------------------------------------------------------------------
21.       Wynwood of Utica*                      Michigan       Utica              Macomb
----------------------------------------------------------------------------------------------------
22.       Sterling House of Blaine               Minnesota      Blaine             Anoka
----------------------------------------------------------------------------------------------------
23.       Clare Bridge of Eden Prairie           Minnesota      Eden Prairie       Hennepin
----------------------------------------------------------------------------------------------------
24.       Sterling House of Inver Grove Heights  Minnesota      Inver Grove Hts.   Dakota
----------------------------------------------------------------------------------------------------
25.       Clare Bridge of North Oaks             Minnesota      North Oaks         Ramsey
----------------------------------------------------------------------------------------------------
26.       Clare Bridge of Plymouth               Minnesota      Plymouth           Hennepin
----------------------------------------------------------------------------------------------------
27.       Clare Bridge of Westhampton*           New Jersey     Westhampton        Burlington
----------------------------------------------------------------------------------------------------
28.       Clare Bridge of Williamsville*         New York       Amherst            Erie
----------------------------------------------------------------------------------------------------
29.       Villas of Sherman Brook                New York       Clinton            Oneida
----------------------------------------------------------------------------------------------------
30.       Wynwood Commons of Kenmore*            New York       Kenwood            Erie
----------------------------------------------------------------------------------------------------
31.       Clare Bridge of Niskayuna*             New York       Niskayuna          Schenectady
----------------------------------------------------------------------------------------------------
32.       Wynwood Commons of Niskayuna*          New York       Niskayuna          Schenectady
----------------------------------------------------------------------------------------------------

---------

* These properties will be deemed added as "Facilities" upon the execution and delivery of the Property Lease between ALS Properties Tenant II, LLC and PSLT-ALS Properties II, LLC relating to such Facilities.

----------------------------------------------------------------------------------------------------
                    Property Name                    State            City               County
                    -------------                    -----            ----               ------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
33.       Clare Bridge of Perinton*              New York       Pittsford          Monroe
----------------------------------------------------------------------------------------------------
34.       Villas of Summerfield                  New York       Syracuse           Onondaga
----------------------------------------------------------------------------------------------------
35.       Clare Bridge of Cary*                  North Carolina Cary               Wake
----------------------------------------------------------------------------------------------------
36.       Clare Bridge of Winston-Salem          North Carolina Winston-Salem      Forsyth
----------------------------------------------------------------------------------------------------
37.       Sterling House of Alliance             Ohio           Alliance           Stark
----------------------------------------------------------------------------------------------------
38.       Clare Bridge Cottage of Austintown     Ohio           Austintown         Mahoning
----------------------------------------------------------------------------------------------------
39.       Sterling House of Beaver Creek         Ohio           Beaver             Creek
----------------------------------------------------------------------------------------------------
40.       Sterling House of Westerville          Ohio           Columbus
----------------------------------------------------------------------------------------------------
41.       Sterling House of Salem                Ohio           Salem
----------------------------------------------------------------------------------------------------
42.       Clare Bridge of Lynnwood               Washington     Lynnwood           Snohomish
----------------------------------------------------------------------------------------------------
43.       Clare Bridge of Puyallup               Washington     Puyallup           Pierce
----------------------------------------------------------------------------------------------------
44.       Sterling House of Fond du Lac          Wisconsin      Fond du Lac        Fond du Lac
----------------------------------------------------------------------------------------------------
45.       Clare Bridge of Kenosha                Wisconsin      Kenosha            Kenosha
----------------------------------------------------------------------------------------------------
46.       Clare Bridge Cottage of LaCrosse       Wisconsin      LaCrosse           Lacrosse
----------------------------------------------------------------------------------------------------
47.       Sterling House of LaCrosse             Wisconsin      LaCrosse           Lacrosse
----------------------------------------------------------------------------------------------------

                                   EXHIBIT D


                FORM OF GUARANTY OF AGREEMENT REGARDING LEASES
                ----------------------------------------------

     THIS GUARANTY OF AGREEMENT REGARDING LEASES (this "Guaranty") is made and entered into to be effective as of October __, 2004 (the "Effective Date"), by ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Guarantor"), in favor of PSLT-ALS PROPERTIES HOLDINGS, LLC, a Delaware limited liability company ("PSLT-ALS Holdings").

                                   RECITALS:

     WHEREAS, as of the Effective Date, PSLT-ALS Holdings and ALS Properties Holding Company, LLC, a Delaware limited liability company, as tenant ("ALS Holdings"), have executed and entered into (i) that certain Agreement Regarding Leases, and (ii) a certain Agreement Regarding ARL (the Agreement Regarding Leases, as so modified, and as the same may be renewed, extended, or further amended or modified from time to time, the "Agreement Regarding Leases"), pertaining to the Facilities. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement Regarding Leases;

     WHEREAS, Guarantor is a direct or indirect owner of 100% of the beneficial ownership interest in ALS Holdings, and Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Agreement Regarding Leases; and

     WHEREAS, it is a condition to the entering into of the Agreement Regarding Leases by PSLT-ALS Holdings that Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce PSLT-ALS Holdings to enter into the Agreement Regarding Leases, Guarantor hereby agrees as follows:

1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees (i) the full and prompt payment of all Alterra Rent Payments and other sums required to be paid by ALS Holdings under the Agreement Regarding Leases, (ii) the full and timely performance of all other terms, conditions, covenants and obligations of ALS Holdings under the Agreement Regarding Leases (as same may be amended, renewed, extended or modified), and (iii) any and all expenses (including reasonable attorneys' fees and expenses) incurred by PSLT-ALS Holdings in enforcing any rights under the Agreement Regarding Leases or this Guaranty (such obligations, collectively, are referred to as the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guarantee of payment and performance, not collection, and that Guarantor is primarily liable and responsible for the payment and performance of the Guaranteed Obligations. It is not necessary for PSLT-ALS Holdings, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against ALS Holdings or others liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. With the exception of the defense of prior payment, performance, or compliance by ALS Holdings or Guarantor of the Guaranteed Obligations which Guarantor is called upon to pay, or the defense that PSLT-ALS Holdings' claim against

Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty or suretyship, including, without limitation, substantive defenses and procedural defenses, are waived and released by Guarantor to the extent permitted by law. Except as provided in the preceding sentence, under no circumstances will the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of ALS Holdings under the Agreement Regarding Leases continues, or with respect to any circumstances as to which the Guaranteed Obligations have not been fully discharged by payment, performance or compliance.

2. GUARANTY ABSOLUTE. Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Agreement Regarding Leases. The liability and responsibilities of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, or deduction and shall not be released, discharged, affected or impaired by (i) any change in the time, manner, or place of payment or performance of any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to or departure from, or termination of, the Agreement Regarding Leases or any of the Property Leases,
(ii) any release or discharge of ALS Holdings or any Alterra Lessee in any bankruptcy, receivership or other similar proceedings, (iii) the impairment, limitation or modification of the liability of ALS Holdings or the estate of ALS Holdings in bankruptcy or any Alterra Lessee or the estate of any Alterra Lessee in bankruptcy, or of any remedy for the enforcement of ALS Holdings' liability under the Agreement Regarding Leases, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, the rejection or disaffirmance of the Agreement Regarding Leases in any such proceedings, or the assignment or transfer of the Agreement Regarding Leases by ALS Holdings, (iv) any failure, omission or delay on the part of PSLT-ALS Holdings to enforce, assert or exercise any right, power or remedy conferred on or available to PSLT-ALS Holdings in or by the Agreement Regarding Leases or this Guaranty, or any action on the part of PSLT-ALS Holdings granting indulgence or extension in any form whatsoever or any invalidity, irregularity or unenforceability as to ALS Holdings of all or any part of the Guaranteed Obligations or any security therefor, (v) the waiver by PSLT-ALS Holdings of the performance or observance by ALS Holdings or Guarantor of any of the agreements, covenants, terms or conditions contained in the Agreement Regarding Leases or this Guaranty, (vi) any merger, consolidation, reorganization or similar transaction involving ALS Holdings even if ALS Holdings ceases to exist as a result of (and is not the surviving party in) such transaction, (vii) the inability of PSLT-ALS Holdings or ALS Holdings to enforce any provision of the Agreement Regarding Leases for any reason, (viii) any change in the corporate relationship between ALS Holdings and Guarantor or any termination of such relationship, (ix) any change in the ownership of all or any part of the membership interests in ALS Holdings, (x) the inability of ALS Holdings to perform, or the release of ALS Holdings or Guarantor from the performance of, any obligation, agreement, covenant, term or condition under the Agreement Regarding Leases or this Guaranty by reason of any law, regulation or decree, now or hereafter in effect, or (xi) any disability or other defense of ALS Holdings. PSLT-ALS Holdings and ALS Holdings, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments, or other covenants with respect to the Agreement Regarding Leases as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of ALS Holdings under the Agreement Regarding Leases as so modified, extended or amended.

3. REINSTATEMENT. Guarantor further agrees that, if at any time all or any part of any payment applied to any of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

4. CERTAIN ACTIONS. PSLT-ALS Holdings may, from time to time, at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Guaranteed Obligations; (b) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, ALS Holdings) with respect to any of the Guaranteed Obligations; or (c) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property.

5. WAIVER. To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of the acceptance of this Guaranty, (ii) except as otherwise provided in the Agreement Regarding Leases or this Guaranty, notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever except as otherwise provided in the Agreement Regarding Leases or this Guaranty, and (iv) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

6. WAIVER OF SUBROGATION. Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty to the claims of PSLT-ALS Holdings against ALS Holdings and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from ALS Holdings which it may at any time otherwise have as a result of this Guaranty prior to final payment and satisfaction of the Guaranteed Obligations.

7. MISCELLANEOUS.

     (a) Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by PSLT-ALS Holdings.

     (b) Addresses for Notices. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows, or to such other address as shall be designated by Guarantor or PSLT-ALS Holdings in written notice to the other party:

      If to ALS Holdings:           ALS Properties Holding Company, LLC
                                    c/o Alterra Healthcare Corporation
                                    6737 W. Washington Street, Suite 2300
                                    Milwaukee, Wisconsin  53214
                                    Attention:  Mr. Mark W. Ohlendorf
                                    Telephone:  (414) 918-5403
                                    Facsimile: (414) 918-5055

      with a copy to:               Alterra Healthcare Corporation
                                    c/o Alterra Healthcare Corporation
                                    6737 W. Washington Street, Suite 2300
                                    Milwaukee, Wisconsin  53214
                                    Attention:  Mr. Mark W. Ohlendorf
                                    Telephone:  (414) 918-5403
                                    Facsimile: (414) 918-5055

      and to:                       Rogers & Hardin LLP
                                    229 Peachtree Street
                                    2700 International Tower
                                    Atlanta, Georgia 30303
                                    Attention:  Alan C. Leet, Esq.
                                    Telephone:  (404) 420-4616
                                    Facsimile: (404) 525-2224

      If to Guarantor:              Alterra Healthcare Corporation
                                    c/o Alterra Healthcare Corporation
                                    6737 W. Washington Street, Suite 2300
                                    Milwaukee, Wisconsin  53214
                                    Attention:  Mr. Mark W. Ohlendorf
                                    Telephone:  (414) 918-5403
                                    Facsimile: (414) 918-5055

      with a copy to:               Rogers & Hardin LLP
                                    229 Peachtree Street
                                    2700 International Tower
                                    Atlanta, Georgia 30303
                                    Attention:  Alan C. Leet, Esq.
                                    Telephone:  (404) 420-4616
                                    Facsimile: (404) 525-2224

      If to PSLT-ALS Holdings:      PSLT-ALS Properties Holdings, LLC
                                    c/o Provident Senior Living Trust
                                    600 College Road East, Suite 3400
                                    Princeton, New Jersey 08540
                                    Attention:  General Counsel
                                    Telephone:  (609) 720-0825
                                    Facsimile:   (609) 720-0826

      with a copy to:               Sidley Austin Brown & Wood LLP
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Attention:  Scott Freeman, Esq.
                                    Telephone:  (212) 839-7358
                                    Facsimile:  (212) 839-5599

     (c) No Waiver; Remedies. No failure on the part of PSLT-ALS Holdings to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies available at law or equity.

     (d) Continuing Guaranty; Transfer of Interest. This Guaranty shall create a continuing guaranty and will (i) remain in full force and effect until payment and performance in full and satisfaction of the Guaranteed Obligations, (ii) be binding upon Guarantor and its successors and assigns, and (iii) inure, together with the rights and remedies of PSLT-ALS Holdings hereunder, to the benefit of PSLT-ALS Holdings and its successors, as permitted under the Agreement Regarding Leases. Without limiting the generality of the foregoing clause, if and when PSLT-ALS Holdings assigns or otherwise transfers any interest held by it under the Agreement Regarding Leases to any other person, that other person shall thereupon become vested with all the benefits held by PSLT-ALS Holdings under this Guaranty.

8. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. INDUCEMENT TO LANDLORD. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to PSLT-ALS Holdings has served as a material inducement to PSLT-ALS Holdings to execute and deliver the Agreement Regarding Leases, and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, PSLT-ALS Holdings would not have executed and delivered the Agreement Regarding Leases.

10. INTENTIONALLY DELETED.

11. INTENTIONALLY DELETED.

12. SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in New York County, New York State over any action, suit or proceeding to enforce or defend any right under this Guaranty or otherwise arising from or relating to this Guaranty, and Guarantor irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum or venue to the maintenance of any such action, suit or proceeding. Guarantor hereby agrees that a final, non-appealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13. WAIVER OF JURY TRIAL. Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action, suit or proceeding to enforce or defend any rights under this Guaranty or any other transaction document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any relationship existing in connection with this guaranty, and agrees, to the fullest extent permitted by applicable law, that any such action, suit or proceeding shall be tried before a court and not before a jury.

14. COOPERATION, FURTHER ASSURANCES. Guarantor covenants, and agrees to sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause to be done or make, upon the written request of PSLT-ALS Holdings, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirming or otherwise, as may be reasonably required by PSLT-ALS Holdings for the purpose of, or in connection with, the transaction contemplated hereby. Upon full and final payment and performance of the Guaranteed Obligations, PSLT-ALS Holdings agrees to execute a release for the benefit of Guarantor, in form and content reasonably satisfactory to PSLT-ALS Holdings. Notwithstanding anything to the contrary contained herein, this Guaranty shall survive for a period of twenty four (24) months after the expiration or earlier termination of the Agreement Regarding Leases, and Guarantor shall be liable to PSLT-ALS Holdings hereunder for any Guaranteed Obligations which arise during such period and relate to matters which (i) occurred during the term of the Agreement Regarding Leases or (ii) ALS Holdings is otherwise required to indemnify PSLT-ALS Holdings against pursuant to the terms of the Agreement Regarding Leases.

15. INTENTIONALLY DELETED.

16. Delivery of Financial Information. Guarantor hereby agrees to cause ALS Holdings to deliver the financial information of Guarantor required to be delivered to PSLT-ALS Holdings pursuant to Paragraph 9(d) of the Agreement Regarding Leases and further agrees that any such financial information of Guarantor so delivered may, without the prior consent of, or notice to, Guarantor, be disclosed in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of PSLT-ALS Holdings' (or PSLT-ALS Holdings' direct or indirect Parent's) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to PSLT-ALS Holdings. Guarantor agrees to provide such other reasonable information necessary to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Guarantor agrees to cause its independent accountants, at PSLT-ALS Holdings' cost, to consent to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of PSLT-ALS Holdings (or PSLT-ALS Holdings' direct or indirect Parent) with a standard accountant's "comfort" letter with regard to the financial information of Guarantor included or incorporated by reference into any prospectus or other offering document. Guarantor also agrees to make available to any underwriter participating in an offering of PSLT-ALS Holdings' (or PSLT-ALS Holdings' direct or indirect Parent's) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an "Inspector"), all financial and other records and pertinent corporate documents of Guarantor as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Guarantor's directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Upon request of PSLT-ALS Holdings, Guarantor shall notify PSLT-ALS Holdings of any necessary corrections to information PSLT-ALS Holdings proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by PSLT-ALS Holdings.

17. INDEMNITY.

     (a) Indemnity. Guarantor shall indemnify, defend, protect and hold harmless PSLT-ALS Holdings, its Affiliates, its direct and indirect Parent, directors, employees, agents and each Person, if any, who controls PSLT-ALS Holdings or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any placement agent or underwriter with respect to any syndication, private placement or public offering, from and against all Losses (defined below) that any Indemnified Party (defined below) may at any time suffer or incur in connection with or relating to any Third Party Claim (defined below) that arises out of or is based upon any untrue statement of any material fact contained in any information or documents furnished by Guarantor, ALS Holdings, the Alterra Lessees or their respective Affiliates pursuant to
Section 16 hereof or the Agreement Regarding Leases or any Property Lease, as applicable, or arising out of, or which are based upon, the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading. Any and all of such Losses shall become part of the Guaranteed Obligations for which Guarantor is liable hereunder. Any claim for indemnification under this Section 17 shall be subject to the provisions and procedures set forth in this Section 17. Guarantor shall not have any indemnification obligations under this Section 17 with respect to financial statements delivered to PSLT-ALS Holdings following the date that PSLT-ALS Holdings or PSLT-ALS Holdings' direct or indirect Parent no longer separately includes, or incorporates by reference, Guarantor's financial information in its public filings. PSLT-ALS Holdings and/or its direct or indirect Parent will continue to separately include, or incorporate by reference, Guarantor's financial statements in its public filings until such time as PSLT-ALS Holdings' and/or its direct or indirect Parent's attorneys and accountants reasonably determine that such separate inclusion or incorporation by reference of Guarantor's financial information in its public filings is no longer necessary.

     (b) Notification of Third Party Claims. (i) A Person that may be entitled to be indemnified under this Section 17 (the "Indemnified Party"), shall promptly notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand by a third party, including any Governmental Authority, that the

Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Section 17 (including a pending or threatened claim or demand asserted by a third party, including any Governmental Authority, against the Indemnified Party, such claim being a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 17 except to the extent the Indemnifying Party is actually prejudiced by such failure.

          (ii) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 17.2(a), and subject to Section 17.2(d), the Indemnifying Party may, by notice to the Indemnified Party delivered within ten (10) Business Days of the receipt of notice of such claim, assume the defense and control of any Third Party Claim but shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the preceding sentence. The Indemnifying Party shall select counsel, contractors and consultants of recognized standing and competence. To the extent the principal remedy sought in any Third Party Claim is equitable relief, the Indemnifying Party shall consult with the Indemnified Party as to the selection of counsel to defend such Third Party Claim. Each Indemnified Party, shall, and shall cause each of its Affiliates and Representatives to, cooperate in good faith with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, provided that the Indemnified Party shall not withhold its consent if such settlement or judgment involves solely the payment of money without any finding or admission of any violation of any Law (defined below) or admission of any wrongdoing and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement and (ii) obtain, as a condition of any settlement or judgment, a complete and unconditional release of each relevant Indemnified Party from any and all liability in respect of such Third Party Claim.

          (iii) If an Indemnified Party determines in good faith that it is reasonably likely that a Third Party Claim would materially adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement (including with respect to remediation of any environmental matters), the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Third Party Claim with its own counsel and at its own expense; provided, however, that the Indemnifying Party will not be bound by any determination of a Third Party Claim so defended or any compromise or settlement effected without its written consent.

          (iv) Notwithstanding the foregoing, no Indemnifying Party shall have any liability under this Section 17 for any Losses arising out of or relating to any Third Party Claim that is settled or compromised by an Indemnified Party without the consent of such Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

     (c) Payment; Interest on Payment. If any Third Party Claim shall have been finally determined (including if any Action (defined below) for indemnification under this Section 17 shall have been finally determined), the amount of such final determination shall be paid to the Indemnified Party, on demand in immediately available funds. A Third Party Claim or Action and the liability for and amount of Losses, shall be deemed to be "finally determined" for purposes of this Section 17 when the parties to such Third Party Claim or Action have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Order (defined below) with respect thereto shall have been entered. Any amounts not paid when due pursuant to this Section 17 shall bear interest from the date thereof until the date paid at a rate equal to the rate publicly announced from time to time by Citibank, N.A. as its prime or base rate. Nothing in this Section 17 shall operate to bar an Indemnified Party from seeking and (where appropriate) obtaining interest on any claim to the extent ordered by a court adjudicating any Action brought by the Indemnified Party against an Indemnifying Party.

     (d) Additional Indemnification Provisions. (i) The parties hereto agree, for themselves and on behalf of any of their respective Related Parties and Representatives, that, with respect to each indemnification obligation in this
Section 17, (i) all Losses shall be net of any Eligible Insurance Proceeds (as defined below) and (ii) in no event shall the Indemnifying Party have liability to the Indemnified Party for any punitive, incidental, special, indirect or consequential damages, except to the extent that the Indemnified Party pays punitive, incidental, special, indirect or consequential damages to a third party in respect of a Third Party Claim.

          (ii) Any amount payable by an Indemnifying Party pursuant to this
Section 17 shall be paid promptly and payment shall not be delayed pending any determination of Eligible Insurance Proceeds or Retained Insurance Proceeds (as defined below). In any case where an Indemnified Party recovers from a third Person, any amount in respect of any Loss for which such Indemnified Party has actually been reimbursed by an Indemnifying Party pursuant to this
Section 17 (other than Retained Insurance Proceeds), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such Loss and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

          (iii) All payments required to be made by an Indemnifying Party under this Section 17 to any Indemnified Party shall be without set-off, counterclaim or deduction of any kind.

          (iv) If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third-party insurance coverage (each, an "Insurance Policy"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a "Notice of Insurance"). If the Indemnifying Party so requests within 30 days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, in which event
(i) all such proceeds actually received, net of costs reasonably incurred by the Indemnified Party in seeking such collection, shall be considered "Eligible Insurance Proceeds" and (ii) the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs incurred in connection with such collection and the amount of any prospective or retroactive increase in premiums actually paid by the Indemnified Party under the Insurance Policy (as such increased premiums are incurred) directly related to the payment of Eligible Insurance Proceeds for such Loss for three years following the next renewal of such Insurance Policy. If the Indemnifying Party does not request that the Indemnified Party seek coverage of any portion of such Loss under the Insurance Policy within 30 days after receipt of a Notice of Insurance, (i) any proceeds that the Indemnified Party may receive thereunder shall be considered "Retained Insurance Proceeds" and (ii) the Indemnifying Party shall have no liability for any premium increases thereunder relating to the collection of such Retained Insurance Proceeds. (v) If the indemnification provided for in this Section 17 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Guarantor, on the one hand, and PSLT-ALS Holdings, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by PSLT-ALS Holdings, on the one hand, or by Guarantor, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          (vi) Notwithstanding anything to the contrary in this Section 17, to the extent that the Indemnified Party or an Affiliate realizes an actual Tax (as defined below) benefit as a result of the event giving rise to the indemnity payment hereunder (such as, by way of example but not limitation, a Tax savings resulting from the payment of an indemnified amount that is deductible by the Indemnified Party, in a case in which the indemnity payment itself does not give rise to gross income for Tax purposes), the Indemnified Party shall promptly rebate to the Indemnifying Party the amount of such Tax benefit.

     (e) Mitigation of Losses. Each of the parties agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder. The Indemnifying Party shall not be liable for Losses hereunder to the extent that such Losses resulted solely from the Indemnified Party's failure to mitigate its Losses in accordance with the preceding sentence.

     (f) No Recourse to Parent Entities. PSLT-ALS Holdings and its existing and future Affiliates (collectively, the "Releasing Parties") do hereby absolutely release and discharge each of (i) FEBC-ALT Investors LLC, Emeritus Corporation, NW Select LLC, their respective existing and future Affiliates (other than Guarantor and its Subsidiaries) and their respective existing and future officers and directors and (ii) the existing and future officers and directors of Guarantor and its Subsidiaries (collectively, the "Releasees") from any and all Losses which any of the Releasing Parties ever had or now has or have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever to the extent arising from, in connection with, related to or as a result of (a) the matters addressed in this Section 17, and (b) any action or inaction of any of the Releasees relating to or associated with the foregoing, in each case, relating to any period from the beginning of the world to the end of time, regardless of when brought; provided, however, such release and discharge shall not release or discharge (i) any Releasee from any Losses to the extent arising from, in connection with, related to or as a result of any fraud, gross negligence or willful misconduct by or on behalf of such Releasee, or (ii) Guarantor, ALS Holdings, the Alterra Lessees or any of their respective successors and assigns from their respective obligations under this Guaranty, the Agreement Regarding Leases, the Property Leases, the Lease Guaranties (as defined in the Property Leases) and any and all of the other documents or agreements entered into with respect to any of the foregoing documents.

     (g) Definitions. For purposes of this Section 17, the following terms shall have the meanings set forth below:

          "Action" means any civil, criminal or administrative action, suit, demand, claim, arbitration, hearing, litigation, dispute or other proceeding or investigation by or before any Governmental Authority or arbitrator.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Governmental Authority" means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Law" means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

          "Losses" means, without duplication, all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person), including reasonable attorneys' fees and costs of investigation.

          "Representative" of a Person means the directors, officers, stockholders, partners, members, employees, trustees, counsel, controlling persons (if any), representatives and agents of such Person, and each of the heirs, executors, successors and permitted assigns of any of the foregoing.

          "Tax" or "Taxes" means (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer (including real estate transfer taxes), stamp, or environmental tax (including taxes under Code Section 59A), or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority; and (ii) any liability of PSLT-ALS Holdings or any Provident Lessor for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of PSLT-ALS Holdings or any Provident Lessor under any Tax sharing arrangement or Tax indemnity arrangement.

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




     Guarantor has caused this Guaranty to be effective as of the Effective
Date.

                                GUARANTOR:


                                ALTERRA HEALTHCARE CORPORATION,
                                a Delaware corporation



                                By:_________________________________
                                    Name:
                                    Title:

                                ACKNOWLEDGMENT


STATE OF _____________  )
                        )     SS
COUNTY OF ___________   )


          On this ___ day of October, 2004, before me, the undersigned officer, personally appeared ____________________________, personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he/she is the _________________ of ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, and that as such officer, being duly authorized to do so pursuant to the company's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the company by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the company.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                         ------------------------------------
[NOTARIAL SEAL]                          Notary Public


                                         My Commission Expires:

                                         ------------------------------------